ACCEPTANCE INSURANCE COMPANIES INC.
401(K) TAX DEFERRED SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE I

PREAMBLES

Section 1.01.         Establishment and Amendment of Plan
Section 1.02.         Name of Plan
Section 1.03.         Purpose of Plan
Section 1.04.         Governing Law
Section 1.05.         Predecessor Plan
Section 1.06.         Defined Terms
Section 1.07.         Adoption of Plan by Related Entities

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01.         Eligibility
Section 2.02.         Participation
Section 2.03.         Participation Forms

ARTICLE III

CONTRIBUTIONS

Section 3.01.         Source of Contributions and Allocation to Accounts
Section 3.02.         Employer Discretionary ESOP Contributions and Forfeitures
Section 3.03.         Tax Advantaged Employee 401(k) Contributions
Section 3.04.         Employer Matching Contributions
Section 3.05.         Employer Profit Sharing Contributions
Section 3.06.         Rollover Contributions
Section 3.07.         Code Section 415 Limitations on Annual Allocations to Accounts
Section 3.08.         Military Service

ARTICLE IV

INVESTMENT AND VALUATION OF ACCOUNTS

Section 4.01.         Investment of Plan Assets
Section 4.02.         Valuations
Section 4.03.         Statements of Value of Participants' Accounts

ARTICLE V

NONFORFEITABLE RIGHTS TO BENEFITS

Section 5.01.         Normal Retirement
Section 5.02.         Delayed Retirement
Section 5.03.         Early Retirement
Section 5.04.         Total and Permanent Disability Retirement
Section 5.05.         Temporary Disability Benefits
Section 5.06.         Death
Section 5.07.         Termination of Employment prior to Death or Eligibility for Any Retirement

ARTICLE VI

 DISTRIBUTION OF BENEFITS

 Section 6.01.         Valuation of Accounts; Date and Form of Distribution
Section 6.02.         Beneficiary Designations
Section 6.03.         Loans to Participants
Section 6.04.         Distribution Due to Hardship
Section 6.05.         Direct Rollovers

ARTICLE VII

SPECIAL PROVISIONS

Section 7.01.         Provisions Relating to Plan Investments in Company Stock
Section 7.02.         Diversification of Investments
Section 7.03.         Top-Heavy Plan Rules
Section 7.04.         Break in Service Rules
Section 7.05.         Transfers between Related Entities
Section 7.06.         Leased Employees

ARTICLE VIII

TRUST FUND

Section 8.01.         Establishment and Maintenance of Fund
Section 8.02.         Benefits under the Plan Limited to the Assets of the Fund
Section 8.03.         The Trustee
Section 8.04.         Resignation or Removal of Trustee
Section 8.05.         Expenses
Section 8.06.         Taxes

ARTICLE IX

PROVISIONS RELATING TO ADMINISTRATION AND FIDUCIARIES

Section 9.01.         Plan Administration
Section 9.02.         Claims Procedure
Section 9.03.         Special Ruling
Section 9.04.         Specific Allocation of Fiduciary Responsibilities between Named Fiduciaries
Section 9.05.         Authorization for Further Allocation of Fiduciary Duties
Section 9.06.         Employment of Advisers
Section 9.07.         Delegation to Officers or Employees
Section 9.08.         Indemnification
Section 9.09.         Fiduciary Liability Insurance
Section 9.10.         Bonding

ARTICLE X

 AMENDMENT, TERMINATION AND MERGER

Section 10.01.         Amendment of the Plan
Section 10.02.         Termination of the Plan
Section 10.03.         Merger or Consolidation
Section 10.04.         Notice

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.         Approval of Commissioner of Internal Revenue
Section 11.02.         Payments for the Benefit of Payee
Section 11.03.         Non-Alienation of Benefits
Section 11.04.         Employer's Rights
Section 11.05.         Litigation
Section 11.06.         Location of Participant or Beneficiary Unknown
Section 11.07.         Written Explanation
Section 11.08.         Action by Employer
Section 11.09.         Construction
Section 11.10.         Compliance with Section 16 of the Securities Exchange Act of 1934

ARTICLE XII

DEFINITIONS

ARTICLE I

PREAMBLES

Section 1.01. Establishment and Amendment of Plan. Effective December 23, 1987, Acceptance Insurance Holdings Inc. ("Acceptance") established the Acceptance Insurance Holdings Inc. Employee Stock Ownership Plan, and executed a trust agreement establishing the Acceptance Insurance Holdings, Inc. 1987 Employee Stock Ownership Trust to hold the assets of the plan.

Effective April 12, 1990, Acceptance became a wholly owned subsidiary of Stoneridge Resources, Inc., and the plan and trust documents were amended and renamed the Stoneridge Resources, Inc. Employee Stock Ownership Plan ("ESOP") and the Stoneridge Resources, Inc. Employee Stock Ownership Trust, respectively.

 Effective November 1, 1987, Stoneridge Resources, Inc. adopted the Manufacturers National Bank of Detroit Master Tax-Deferred Savings Plan and Trust ("401(k) Plan") for the benefit of its eligible employees.

 The Employers participating in the ESOP and 401(k) Plans elected to merge, amend and restate the ESOP and the 401(k) Plan into one plan. The merger, amendment and restatement of the ESOP and 401(k) Plan was adopted by the Employers effective October 1, 1990.

 The Employers participating in the Plan adopted amendments on May 5, 1997 further amending the Plan for recent law changes. The Employers participating in the Plan again elected to amend and restate the Plan incorporating all amendments since the last restatement. Except as otherwise specifically provided, this amended and restated document shall be effective January 1, 2001.

Section 1.02. Name of Plan. Effective January 1, 2001, the Plan shall be known as the Acceptance Insurance Companies Inc. 401(k) Tax Deferred Savings Plan.

 Section 1.03. Purpose of Plan. The purpose of the Plan is to enable participating employees to share in the growth of the Employer and to provide Participants with the opportunity to accumulate capital for their future economic security through their acquisition of a proprietary interest in the Employer. The Plan, as amended and restated herein, is also intended to provide Participants with an opportunity to engage in a tax-advantaged retirement savings program through payroll deductions.

Section 1.04. Governing Law. Where not preempted by the Employee Retirement Income Security Act of 1974 ("ERISA"), the Plan shall be administered and construed in accordance with Nebraska law.

 Section 1.05. Predecessor Plan. Except as specifically otherwise provided, the provisions of this instrument are intended to have prospective application, and the rights of individuals who were participants in the ESOP or 401(k) Plan, for any period prior to the Effective Date of this instrument, shall be governed by the predecessor plan document.

 Section 1.06. Defined Terms. Throughout the Plan, certain terms are used repeatedly which have very specific meanings when capitalized in the text. For convenience, those terms are collected and defined in Article XII. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that Article.

 Section 1.07. Adoption of Plan by Related Entities. Any parent, direct or indirect subsidiary, brother-sister corporation, or division of an Employer (all being Related Entities within the meaning of Section 12.30), with the approval of the board of directors of Acceptance Insurance Companies Inc., and by resolution of such Related Entity’s board of directors or partners (or other authority in the case of an unincorporated division), may adopt the Plan and the trust created under the Plan. In such case, the Related Entity shall be deemed an “Employer” hereunder as of the effective date specified in its resolution.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01. Eligibility.

There are separate eligibility requirements for purposes of participating in the ESOP and the 401(k) portions of the Plan. Effective July 1, 2000:

        a) In order to be eligible to participate in the 401(k) (savings plan) portion of the Plan, an individual must:

                          i) be an Employee of the Employer;

                          ii) have attained age 21; and

              iii) have been credited with one Hour of Service, commencing on the date the individual is first credited with one Hour of Service with the Employer.

b) In order to be eligible to participate in the ESOP portion of the Plan, an individual must:

i) be an Employee of the Employer;

ii) have attained age 21; and

            iii) have been credited with one Year of Service prior to January 1, 1997, commencing on the date the individual is first credited with one Hour of Service with the Employer.

Section 2.02. Participation.

a) Meaning of Participation. Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan. A Participant also will have maintained on the books and records of the Plan's Fund an Account in his name to which allocations may be made. However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan. A Participant will receive a benefit only if (i) allocations are made to his Account during his period of participation, and (ii) the Participant has a nonforfeitable right to all or a portion of his Account.

b) Commencement of Participation.

        1) For purposes of participating in the 401(k) portion of the Plan, and subject to paragraph (c) below, an Employee shall commence participation in the Plan, as follows:
A) An individual who was participating in the 401(k) Plan prior to its merger, amendment and restatement on the Effective Date, and who had not ceased participation for any reason as of that date, shall continue participating in the 401(k) portion of the Plan as merged, amended and restated.

B) An individual who as of the day prior to the Effective Date satisfied the eligibility requirements of Section 2.01(a), but who was not participating in the 401(k) Plan prior to such date, shall commence participation in the 401(k) portion of the Plan on the Effective Date.

C) Any other individual shall commence participation in the 401(k) portion of the Plan as of the first day of the month following completion of the eligibility requirements of Section 2.01(a).
        2) For purposes of participating in the ESOP portion of the Plan, an Employee shall commence participation in the Plan as follows:
A) An individual who was participating in the ESOP prior to its merger, amendment and restatement on the Effective Date, and who had not ceased participation for any reason as of that date, shall continue participating in the ESOP portion of the Plan as merged, amended and restated.
B) An individual who as of the day prior to the Effective Date satisfied the eligibility requirements of Section 2.01(b), but who was participating in the ESOP prior to such date, shall commence participation in the ESOP portion of the Plan on the Effective Date.
C) Any other individual shall commence participation in the ESOP portion of the Plan as of the first day of the month following completion of the eligibility requirements of Section 2.01(b).

c) Application to Make Employee Contributions. Notwithstanding the provisions of paragraph (b)(1) of this Section 2.02, an individual who desires to make tax-advantaged 401(k) Employee contributions in accordance with Section 3.03 must fulfill the eligibility requirements of Section 2.01(a) and, in addition, must file an application with the Plan Administrator within a reasonable time prior to the first payroll date of the month in which the Employee contributions are to commence. Such applications shall be on a written form prescribed by the Plan Administrator and shall state the percentage of Compensation to be contributed pursuant to Section 3.03(a) and the fund or funds into which such contributions shall be invested as provided in Section 4.01(b)(1). No such application shall be required in order for a Participant to share in Employer contributions and allocations under the ESOP portion of the Plan, as provided in Section 3.02.

d) Delayed Employee Contributions. A Participant who does not begin making Employee contributions when first eligible to do so may elect to begin making such contributions on the first payroll date of any subsequent calendar year quarter, provided he fulfills the requirements set forth in Sections 2.01(a) and 2.02(c).

e) Termination of Participation. Participation in the Plan shall terminate for a Participant on the later of (i) his date of termination of employment, or (ii) the date he receives from the Plan a distribution, as a terminated or retired Employee, representing the entire nonforfeitable balance of his Account.

f) Resumption of Participation. An individual whose participation has terminated pursuant to paragraph (e) above shall resume participation only in accordance with the Break in Service rules of Section 7.04.

g) Waiver of Participation. An individual, once having become eligible for participation in the Plan, shall not have the right to waive such participation unless the Company allows waivers of participation and accepts the individual's waiver.

Section 2.03. Participation Forms. Each Employee, upon becoming eligible to participate under Section 2.01, shall file with the Employer, on a form prescribed by the Employer, such information as to his age, marital status, and other such data concerning himself, his spouse, if any, and his beneficiary or beneficiaries, as required by the Employer for record keeping purposes and for the eventual determination of service and benefits under the Plan.

ARTICLE III

CONTRIBUTIONS

 Section 3.01. Source of Contributions and Allocation to Accounts.

a) Sources of Forms of Contributions. It is contemplated that both the Employer and Employees may make contributions to the Plan. Contributions by the Employer and by Employees are purely discretionary and neither the Employer nor any Employees shall be required to contribute to the Plan for any year.

b) Allocation of Contributions and Individual Accounts. Contributions made by the Employer and by Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant. Credits to Accounts shall be made in accordance with the allocation process described in Article IV for Fund earnings, gains and losses. The maintenance of individual Accounts is only for accounting purposes. Except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required. The fact that individual Accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund. Each Account may be further divided into separate sub-accounts, as more particularly described in this Article III and in Article IV, to receive and hold contributions having a particular characterization.

Section 3.02. Employer Discretionary ESOP Contributions and Forfeitures.

a) Amount. Effective May 24, 1994, the amount of the Employer discretionary ESOP contribution to the Plan, if any, for each Plan Year shall be determined by an annual resolution of the Employer's board of directors and shall be paid in cash or in shares of Company Stock as determined by such board; provided, however, that the Employer discretionary ESOP contribution shall not exceed Five Hundred Thousand Dollars ($500,000), cash or equivalent value in shares, per annum. If no such resolution is adopted by the board of directors by the last day for payment of the contribution under paragraph (b) below, the contribution shall be deemed to be zero for the Plan Year. To the extent an Employer contribution is used to pay or prepay obligations under an Exempt Loan, the payment is referred to herein as "Exempt ESOP Loan Employer Contributions." All other Employer ESOP contributions, if any, are referred to herein as "Other ESOP Employer Contributions."

b) Payment. The annual Employer ESOP contribution, as determined under paragraph (a), shall be paid to the Fund not later than the time prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year of the Employer with respect to which the contribution is made.

c) Limitation. In no event shall the Employer deduct, for federal income tax purposes, a contribution to the Fund, which, when aggregated with Employee contributions made to the Fund, exceeds the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404.

d) Reversion. In no event shall any contribution by the Employer to the Fund, or income on any such contribution, revert to the Employer, except to the extent as provided by this paragraph. All amounts paid by the Employer to the Fund pursuant to this Section shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (1) such contribution is made by the Employer by mistake of fact, provided that the contributions is returned to the Employer within one year after payment of the contribution; (2) a deduction claimed by the Employer on its federal income tax return under Section 404 of the Code for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction; or (3) the Plan is terminated and there is a balance in a special suspense account created under Section 3.07, in which case such balance, which may include forfeitures, may be returned to the Employer.

e) Exempt ESOP Loan Suspense Account.

       1) General. To the extent the Plan has acquired shares of Company stock in an Exempt ESOP Loan transaction as provided in Section 7.01(f), all such shares initially shall be held by the Trustee in a special suspense account within the Fund. As the Exempt ESOP Loan is repaid, such shares shall be released from the suspense account and allocated to the ESOP Company Stock Accounts of Participants in the manner set forth in paragraph (e)(3) and (e)(4) of this Section 3.02.

       2) Exempt ESOP Loan Payments. Repayment of principal and payment of interest under any Exempt ESOP Loan shall be made from the following sources as determined by the Employer's board of directors:

 A) Exempt ESOP Loan Employer Contributions under Section 3.02(a) and earnings thereon;

B) Cash dividends (and earnings thereon) paid on shares of Company Stock that (i) were acquired with the proceeds of an Exempt ESOP Loan, and (ii) have been released from the suspense account and allocated to Participants’ accounts; and

C) Cash dividends (and earnings thereon) paid on (i) unallocated shares of Company Stock held in the suspense account or otherwise, and (ii) forfeited and unallocated shares of Company Stock.

        3) Release of Company Stock from Suspense. The number of shares of Company Stock to be released from the suspense account for each Plan Year for the duration of the Exempt ESOP Loan shall be, as determined by the Employer, either (i) the number of shares held immediately prior to the release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt ESOP Loan for the year and the denominator of which is the sum of principal and interest paid for the current Plan Year and that amount to be paid for all future years, or (ii) the formula set forth in (i) above taking into account only principal payments and complying with the special requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii).

        4) Allocation of Released Shares. Subject to the provisions of Section 3.07, whole and fractional shares of Company Stock that are released from the suspense account each year shall be allocated, as of the last day of the Plan Year to the ESOP Company Stock Accounts of Participants as follows:

A) Shares released by Exempt ESOP Loan Employer Contributions shall be allocated in accordance with the formula provided in Section 3.02(f);

B) Shares released by cash dividends paid on allocated shares (any earnings thereon) as provided in paragraph (e)(2)(B) of this Section 3.02 shall be allocated to the ESOP Company Stock Accounts of Participants pro-rata to the number of allocated shares with respect to which the dividend was paid. Provided, that if a Participant’s Account is distributed after the record date for a dividend and prior to the payment date for the dividend, shares released from the suspense account that otherwise would have been allocated to such Participant’s ESOP Company Stock Account shall instead be forfeited and allocated to the remaining Participants’ ESOP Company Stock Accounts in accordance with the formula set forth in paragraph (f) below; and

C) Shares released by cash dividends paid on unallocated shares and forfeited shares (and earnings thereof) as provided in paragraph (e)(2)(C) of this Section 3.02 shall be allocated in accordance with the formula provided in Section 3.02(f);

f) Allocation of Other ESOP Employer Contributions and Forfeitures. Subject to the provisions of Sections 3.07 and 7.04, any other ESOP Employer Contributions and any forfeitures which result from the application of Section 3.02(e)(4)(B), Section 5.05 or otherwise shall be allocated as of the last day of the Plan Year to and among the ESOP Company Stock Accounts (if the contributed or forfeited assets consist of shares of Company Stock or dividends on such Stock) or to the Other Employer Contribution Accounts (if the contributed or forfeited assets consist of cash other than dividends), of those Participants eligible for the ESOP portion of the Plan who (1) have been credited with 1,000 or more Hours of Service in the Plan Year and (2) are active Employees or are on an Authorized Leave of Absence on the last day of the Plan Year. Provided, however, in the Plan Year in which a Participant retires (at or after age 65 or on account of total and permanent disability) or dies, the requirements in (1) and (2) shall be waived and the Participant (or the estate of a deceased Participant) shall be eligible to share in any allocation of the ESOP Employer contributions and forfeitures for such Plan Year. Such allocations shall be made in the following manner.
To the Account of each eligible Participant in the ratio of that Participant’s Compensation for the Plan Year to the total Compensation of all Participants eligible to share in the allocation for the Plan Year.

For purposes of calculating the foregoing ratio, only Compensation received on and after the date a Participant commences participation shall be given effect.

g) Vesting. Effective December 31, 2000, a Participant's rights in his ESOP Company Stock Account and his Other ESOP Employer Contributions Account, if any, shall be 100% vested and nonforfeitable.

h) Investments. A Participant's ESOP Company Stock Account and Other ESOP Employer Contribution Account shall be invested as provided in Section 4.01.

i) Holding Period for Officer Participants. Effective May 24, 1994, with respect to Employer discretionary ESOP contributions allocated to the account of a Participant who is subject to Section 16 with the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, equity securities of the Company allocated pursuant to such Employer discretionary ESOP contributions shall be held for six months from the date of allocation or, in the case of a derivative security within the meaning of Rule 16b-3 promulgated under the Exchange Act, at least six months elapsed from the date of allocation of the derivative security which is the subject of the Employer discretionary ESOP contribution to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

Section 3.03. Tax Advantaged Employee 401(k) Contributions.

a) Amount. Effective May 24, 1994, for each Plan Year, a Participant may, but is not required to, direct the Employer to make cash contributions to an Employee Contribution Account (which contributions are not includable in the Participant's gross income for federal income tax purposes) in any dollar amount (not to exceed the amount prescribed in Section 3.03(c) for the Calendar Year and not to be less than $250 per year) or any whole percentage of Compensation, from 1% to a maximum percentage of 15% of his Compensation actually paid for the Plan Year (or such lower maximum percentage as determined and set from year to year by the Plan Administrator or as permitted in view of Employer contributions for the year and the limitations of Section 3.07). Each Participant shall file a written election with the Plan Administrator, on a form prescripted by the Plan Administrator, specifying the percentage of his Compensation to be contributed by the Employer in accordance with the procedure described in Section 2.02(c). A Participant's first election shall remain in effect until revoked or changed by the Participant. A Participant may revoke his election and stop making Employee contributions at any time by filing a revocation with the Plan Administrators, such revocation shall become effective for the next payroll date if received by the Plan Administrator at least 3 business days prior to such date. A Participant may increase or decrease the percentage of his Employee contributions only as of the payroll date coincident with or immediately following each January 1, April 1, July 1 or October 1 by filing a new written election with the Plan Administrator at least 15 business days in advance of such payroll date.

b) Payment. Contributions directed by Participants under this Section shall be made during the Plan Year by the Employer through payroll deductions and paid to the Fund under procedures established by the Plan Administrator.

c) Limitations. Employee contributions made in accordance with this Section are subject to the limitations of this paragraph.

1) Actual Deferral Percentage Test ("ADP Test"). Each Plan Year, the Plan Administrator shall compute:

A) the average actual deferral percentage of all Highly Compensated Participants who are eligible to make Employee contributions under this Section, whether or not any such contributions are made (“highly-paid percentage”); and

B) the average actual deferral percentage of the remaining Participants who are eligible to make Employee contributions under this Section, whether or not such contributions are made (“lower-paid percentage”).

Subject to the family aggregation rules of subsection (2) below, the actual deferral percentage shall be computed for each eligible Participant as set forth in Code Section 401(k)(3) and applicable Income Tax regulations thereunder by dividing the Participant’s compensation for the Plan Year into the total amount of his Employee contributions made during the Plan Year under this Section. (For purposes of this Section 3.03(c), the term “compensation” means compensation for services performed for the Employer which is currently includable in the Participant’s gross income as provided in Code Section 414(s)). Effective January 1, 1998, if the separate average percentages for these two groups fail to satisfy one of the tests below, or if the Plan Administrator otherwise determines that a reduction of the amount of Employee contributions is necessary in order to assure compliance with Code Section 401(k), the Plan Administrator shall decrease the amount of the Employee contributions for those Highly Compensated Participants with the largest amount of Employee contributions and continuing in descending order until the separate average actual deferral percentages for the two groups of Participants satisfy one of the tests below (“Excessive Deferrals”). Any Excess Deferrals resulting from this reduction process, along with income (or loss) of the Fund allocable to those contributions, shall be refunded by the Trustee to the affected Highly Compensated Participants. (Income earned on any Excess Deferral shall be determined pursuant to Code Section 401(k)(8) and applicable Income Tax regulations thereunder and shall include only income earned during the Plan Year for which the Excess Deferral was made.) The amount of any Excess Deferrals refunded to Participants who are subject to the family aggregation rules of subsection (2) below and Code Section 414(q)(6) shall be determined as prescribed by applicable Income Tax regulations. Any amount so refunded shall be reduced by any Excess Deferrals previously distributed (i) for the Employee’s taxable year ending in the same Plan Year, and (ii) for the Plan Year beginning in such taxable year. Further, notwithstanding Section 3.04(g) below, any matching contributions relating to a Participant’s excess deferrals, together with income of the Fund allocable to such matching contributions, shall be forfeited by such Highly Compensated Participants and added to forfeitures available for reallocation solely to Non-Highly Compensated Employees.
The Excess Deferrals shall be paid from the investment options in the Participant’s Directed Account in the same proportion in which current contributions to such Directed Account are being invested.

If Excess Deferrals are refunded before the close of the first 2-1/2 months following the end of the Plan Year, the refunded amounts, including the allocable income, shall be treated as earned and received in the taxable year of the Participant in which the Excess Deferral was made; if the Excess Deferrals are less than $100.00, then all such amounts refunded, including the allocable income, shall be treated as earned and received in the Employee’s tax year of receipt; in all other cases, the refunded amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979. The Plan Administrator also may reduce the Employee contributions of all Participants so that the deductible limits of Code Section 404 are not exceeded.

For purposes of this subparagraph (1), the applicable tests shall be as follows:

A) The highly-paid percentage is not more than 1.25 times the lower-paid percentage for the current Plan Year; or

B) The highly-paid percentage is not more than 2.00 times the lower-paid percentage for the immediately preceding Plan Year, and the difference between the highly-paid percentage and the lower-paid percentage does not exceed two percentage points.
Effective for Plan Years commencing after December 31, 1998, in conducting the ADP test under this Section 3.03(c)(1), Employees who have not attained age 21 and completed one Year of Service shall be disregarded.
        2) Family Aggregation Rule. Prior to January 1, 1997, for purposes of determining the actual deferral percentage of a Participant who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Participants, the Employee contributions and compensation of such Participant shall include the Employee contributions and compensation for the Plan Year of “family members” (as that term is defined in Code Section 414(g)(6)(B)) to the extent and in the manner provided in applicable Income Tax regulations. Except as otherwise provided in Income Tax regulation, family members shall not be considered in determining the actual deferral percentages for Non-Highly Compensated Participants. This Section 3.02(c)(2) of the Plan shall not apply on and after January 1, 1997.

        3) Limits on Individual Employee Contributions. On or before March lst of each year, each Participant shall notify the Plan Administrator in writing of any Employee contributions made under this Plan (and under any other plans in which he participates) in excess of $10,500.00 for 2000 (which amount shall be adjusted annually in accordance with the procedures of Code Section 415(d)) during the Participant’s taxable year ending before such date and shall specify the amount to be refunded to him. The amount in excess of the foregoing limit shall be included in the Participant’s gross income and shall be refunded to the Participant by the Trustee, along with any income of the Fund allocable to such amount, not later than April 15th immediately following the March 1st notice deadline. The allocable income which is refunded to the Participant shall be treated as earned and received in the taxable year in which the excess contribution was made. Any excess before-tax Employee contribution made by a Highly Compensated Participant, even though refunded under this subparagraph (3), shall be included in the average actual deferral percentage tests of subparagraph (1) of this Section 3.03(c).

d) Reversion. Employee contribution made by the Employer shall be irrevocable, subject to paragraph (c) and the exceptions provided in Section 3.02(d), except that any such contributions, other than those made by mistake of fact in excess of the amount of a Participant's election for such contributions, which are returned to the Employer, and any earnings thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

e) Allocation. Subject to Section 3.07, the Trustee shall allocate a contribution made pursuant to this Section to the Participant's Employee Contribution Account not later than the Valuation Date immediately following the date the contribution was made.

f) Vesting. A Participant's rights in his Employee Contribution Account shall be 100% vested and nonforfeitable at all times (subject, however, to investment gains and losses).

g) Investments. Employee contributions made by a Participant and allocated to his Employee Contribution Account shall be invested as provided in Section 4.01(b).

Section 3.04. Employer Matching Contributions.

a) Amount. Effective May 24, 1994, for each Plan Year, the Employer may, but is not required to, contribute an amount equal to a percentage, as determined by the Employer's board of directors, of the total before-tax contributions made by each Participant for the Plan Year. Notwithstanding anything in the Plan to the contrary, the Employer, through its board of directors, shall have complete discretion to determine the amount or level of matching contributions. In no event shall such contributions be required with respect to any given Plan Year.

b) Payment. The Employer's matching contribution, if any, as determined under paragraph (a), shall be paid to the Fund periodically throughout each year as determined by the Employer, but in no event later than the due date (including extensions) for the Employer's federal income tax return for the taxable year of the Employer corresponding to the Plan Year to which the matching contribution relates.

c) Limitations. Contributions made in accordance with this Section are subject to the limitations of this paragraph.

        1) Deductibility. In no event shall the Employer deduct, for federal income tax purposes, Employer matching contributions that, when aggregated with before-tax Employee contributions made to the Fund, exceed the amount deductible for the Employer’s taxable year with respect to which the contribution is made, as determined under Code Section 404.

        2) Actual Contribution Percentage Test ("ACP test"). Each Plan Year, the Plan Administrator shall compute:
A) the average actual contribution percentage of all Highly Compensated Participants who are eligible to make before-tax contributions under Section 3.03, whether or not any such contributions are made (“highly-paid percentage”); and

B) the average actual contribution percentage of the remaining Participants who are eligible to make before-tax contributions under Section 3.03, whether or not such contributions are made (“lower-paid percentage”).

Subject to the family aggregation rules of Subsection (4) below, the actual contribution percentage rules (“ACP”) shall be computed for each eligible Participant, as set forth in Code Section 401(m)(3) and applicable Income Tax regulations by dividing the Participant’s compensation (as defined in Section 3.3(c)) for the Plan Year into the sum of the Employer’s matching contributions paid into the Plan and allocated to the Participant’s Account for the Plan Year. A portion or all of each Participant’s before-tax contributions also may be used in the ACP calculation as long as the ADP test is met with respect to all before-tax contributions and continues to be met following the exclusion of the before-tax contributions remaining after excluding the before-tax contributions used in this ACP test. The separate average of ADPs for the two groups of Participants identified above must meet one of the tests set forth in Section 3.03(c) above.
This Section shall be applied to determine any excess matching contributions only after first determining any excess before-tax contributions under Section 3.04(c)(3) and then under Section 3.03(c)(1).

Effective for Plan Years commencing after December 31, 1998, in conducting the ACP test under this Section 3.04(c)(2), Employees who have not attained age 21 and completed one Year of Service shall be disregarded.

    3) Correction of ACP Test. If the separate percentages for the two groups identified above fail to satisfy one of the tests set forth in Section 3.03(c), the Plan Administrator shall reduce pro-rata the amount of the matching contributions for those Highly Compensated Participants who received the largest amount of such contributions until the separate average contribution percentages for the two groups satisfy one of the tests ("Excess Contributions"). Any Excess Contributions resulting from this reduction process, along with income (or loss) of the Fund allocable to those contributions (determined in accordance with Code Section 401(m)(6) and applicable Income Tax regulations), shall be paid to such Highly Compensated Participants; provided, however, that the amount of Excess Contributions paid to Highly Compensated Participants who are subject to the family aggregation rules of subsection (4) below and Code Section 414(g)(6) shall be determined as prescribed by Income Tax regulations.
        With respect to the Excess Contributions that are vested matching contributions, if any such Excess Contributions are paid before the close of the first 2-1/2 months following the end of the Plan Year in which the contribution was made, the amounts paid, including the allocable income, shall be treated as earned and received in the taxable year in which the Excess Contribution was made, except that if the amount of such Excess Contributions, together with any Excess Deferrals refunded under Section 3.02(c) above, is less than $100.00, then all such amounts, including allocable income, shall be treated as earned and received in the Employee’s tax year of receipt; if such Excess Contributions are paid after the close of the first 2-1/2 months following the end of the Plan Year of contribution, any such amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979.
        With respect to the Excess Contributions that are not vested matching contributions, including any allocable income, such Excess Contributions shall be added to the forfeitures available for reallocation solely to Non-Highly Compensated Employees.
        The Excess Contributions shall be paid from the investment options in the Participant’s Directed Account in the same proportion in which current contributions to such Directed Account are being invested.
        4) Family Aggregation Rule. Prior to January 1, 1997, for purposes of determining the ACP of a Participant who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the contributions, included in the ACP and compensation of such Participant shall include the same kind of contributions and the compensation for the Plan Year of Family Members to the extent and in the manner provided in Income Tax regulations. Such Family Members shall be disregarded as separate employees in determining the ACP both for Participants who are Highly Compensated Employees and for all other Participants. This Section 3.04(c)(4) of the Plan shall not apply on and after January 1, 1997.

d) Multiple Use Test. Effective with respect to Plan Years specified in Income Tax Regulations, if the highly-paid average actual contribution percentage computed under paragraph (c) above exceeds 125% of the lower-paid average actual contribution percentage and if the highly-paid average actual deferral percentage computed under Section 3.03(c) also exceeds 125% of the lower-paid average actual deferral percentage computed under that section (but in each case, the percentages otherwise satisfy the test set forth in Section 3.03(c)), then such contributions and deferrals shall remain in the Plan only if the aggregate limit of the multiple use test set forth in Proposed Income Tax Regulation Section 1.401(m)-2(b) is met. If such aggregate limit is exceeded, then the Employer matching contributions or the before-tax Employee contributions made by or on behalf of Highly Compensated Participants, shall be reduced pro-rata as the Plan Administrator deems necessary in the same manner as set forth in Sections 3.03 and 3.04, until such aggregate limit is not exceeded.

e) Reversion. Employer matching contributions shall be irrevocable, subject to paragraph (c) of this Section and to the same exceptions as provided in Section 3.03(d).

 f) Allocation. Subject to Section 3.07, if the Employer makes matching contributions more frequently than annually, Employer matching contributions received since the last Valuation Date shall be allocated as of each Valuation Date within the Plan Year to and among the Employer Matching Contribution Accounts of those Participants who have made Employee before-tax contributions since the preceding Valuation Date; provided, however, that such interim matching contributions are only tentatively allocated to Participants' Employer Contribution Accounts and are finally allocable only to the Employer Contribution Accounts of those Participants who are Employees of the Employer on the last day of the Plan Year, who elected to make and who were allocated before-tax Employee contributions up to such maximum allocation, if any, as a percent of the Participant's Compensation for the Plan Year as is determined from time to time by the Employer.

g) Vesting. A Participant's Employer Matching Contribution Account shall become 100% nonforfeitable upon the Participant's attainment of Normal Retirement Age, upon his disability as provided in Section 5.04, upon his death prior to termination of employment with the Employer, or upon his completion of five Years of Service. In all other cases, such Account shall be nonforfeitable in accordance with the following schedule:

                                                                                                                       Percent Vested In
                                                                                                                       Company Matching
                                 Participant's Number of Years of Service                     Contributions

less than 1 year                                                                   0%
at least 1 year but less than 2 years                              10%
at least 2 years but less than 3 years                            30%
at least 3 years but less than 4 years                            50%
at least 4 years but less than 5 years                            75%
5 or more years                                                               100%

For purposes of this Section, the term "Years of Service" shall have the meaning specified in Article XII. Provided, however, that only Years of Service with the Employer after September 30, 1987 shall be given effect. Forfeitures shall occur at the time and in the manner specified by Section 7.04(c) and shall be used to reduce the Employer matching contributions otherwise required by this Section 3.04 in the Plan Year in which the forfeitures occur and in succeeding Plan Years if not totally used in such year.

h) Investment. Employer matching contributions allocated to a Participant's Employer Matching Contribution Account shall be invested as directed by the Participant as provided in Section 4.01.

Section 3.05. Employer Profit Sharing Contributions.

a) Amount. The amount of the Employer's profit sharing contribution to the Plan, if any, for each Plan Year, shall be determined by an annual resolution of the Employer's board of directors.

b) Payment. The Employer's profit sharing contribution, as determined under paragraph (a), shall be paid to the Fund not later than the due date (including extensions) for the Employer's federal income tax return for the taxable year of the Employer with respect to which the contribution is made.

c) Limitation. In no event shall the Employer deduct, for federal income tax purposes, a contribution to the Fund, which, when aggregated with Employer matching contributions and before-tax Employee contributions made to the Fund, exceeds the amount deductible for the Employees taxable year with respect to which the contribution is made, as determined under Code Section 404.

d) Reversion. In no event shall any contribution by the Employer to the Fund, or income on any such contribution, revert to the Employer, except to the extent as provided by this paragraph. All amounts paid to the Fund pursuant to this Section by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries, provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the employer, if (1) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (2) a deduction claimed by the Employer on its federal income tax return under Section 404 of the Code for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction; or (3) the Plan is terminated and there is a balance in a special suspense account created under Section 7.03, in which case such balance, which may include forfeitures, may be returned to the Employer.

e) Allocation. Subject to Section 3.07, Employer profit sharing contributions made under this Section shall be allocated as of the last day of the Plan Year to and among the Employer Profit Sharing Contribution Accounts of those Participants who are Employees of the Employer on the last day of the Plan year and have completed 1,000 Hours of Service during the Plan Year in question in proportion to the Compensation of each such Participant for the Plan Year as compared to the total Compensation of all such Participants for the Plan Year; provided, however, that in the Plan Year of a Participant's retirement, death, or disability, or in the case of an Authorized Leave of Absence, the requirement for employment with the Employer on the last day of the Plan Year and for 1,000 Hours of Service during the Plan Year shall be waived, but only if the Participant has some Compensation for the Plan Year.

f) Vesting. A Participant's Employer Profit Sharing Contribution Account shall become 100% nonforfeitable upon the Participant's attainment of Normal Retirement Age, upon his disability as provided in Section 5.04, upon his death prior to termination of employment with the Employer, or upon his completion of five Years of Service. In all other cases, such Account shall be nonforfeitable in accordance with the following schedule:

                                                                                                                                    Percent Vested
                             Participant's Number                                                                         in Profit
                             of Years of Service                                                                              Sharing
                                                                                                                                      Contributions

 less than 1 year                                                                                      0%
 at least 1 year but less than 2 years                                                  10%
 at least 2 years but less than 3 years                                                30%
 at least 3 years but less than 4 years                                                50%
 at least 4 years but less than 5 years                                                75%
 5 or more years                                                                                   100%

For purposes of this Section, the term "Years of Service" shall have the meaning specified in Article XII. Provided, however, that any Years of Service after September 30, 1987 shall be given effect. Any forfeiture that occurs shall occur in the manner specified by Section 7.04(c) and shall be used to reduce Employer Profit Sharing Contributions for the Plan Year and in succeeding Plan Years if not totally used in such year.

g) Investment. Employer Profit Sharing Contributions allocated to a Participant's Employer Profit Sharing Contribution Account shall be invested in such investments as directed by the Participant as provided in Section 4.01.

 Section 3.06. Rollover Contributions. Any Employee who participated in another retirement plan and trust qualified pursuant to Code Sections 401(a) and 501(a) (“qualified plan”) may deposit in the Fund any portion of an eligible rollover distribution paid from another qualified plan in a direct rollover or which he received personally (either directly from such plan or as a rollover from an individual retirement account or annuity), provided that amounts not paid in a direct rollover must be deposited in the Plan within 60 days following receipt of such amounts. Before accepting such a rollover, the Plan Administrator shall require such Participant’s consent (and spousal consent, if necessary) and may require such documentation and information as it deems necessary. An Employee who rolled over amounts pursuant to this Section 3.06, or on whose behalf such a rollover occurred, shall always remain 100% vested in such rolled-over amounts and the earnings thereon. Immediately upon receipt, the Plan Administrator shall allocate amounts rolled over by, or on behalf of, a Participant to his Rollover Contribution Account.

 If an individual who rolled over amounts to the Fund pursuant to this Section 3.06, or on whose behalf such a rollover occurred, does not otherwise qualify to become a Participant he shall, nonetheless, constitute a Participant only in relation to such rolled-over amounts and the earnings thereon.

Section 3.07. Code Section 415 Limitations on Annual Allocations to Accounts.

a) Single Plan. Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of:

 i) the defined contribution dollar limitation for the limitation year, or

 ii) 25 percent of the Participant's compensation, within the meaning of Code Section 415(c)(3), for such limitation year.

 Provided, that so long as no more than one-third of the Exempt Loan Employer contribution for the applicable limitation year is allocated to Highly Compensated Participants, the applicable dollar limitation set forth in subsection (a)(i) above may be adjusted with respect to any Participant to equal the sum of the following:

iii) the defined contribution dollar limitation for the limitation year, and

 iv) the lesser of the defined contribution dollar limitation for the limitation year or the amount of Company Stock (as defined in Code Section 415(c)(6)(B) (ii)) contributed, or purchased with cash contributed, to the Plan.

For purposes of this Section, the following terms have the meanings indicated:

1) The term "total additions" means with respect to each limitation year, the sum of

A) Employer Exempt Loan Contributions and Other Employer Contributions,

B) Employee Contributions (other than rollover contributions),

 C) forfeitures, and

D) amounts described in Code Section 415(l)(1) and 419(A)(d)(2)

allocated to the Participant’s Account. Provided, that for any limitation year in which no more than one-third of the Employer Exempt Loan Contribution is allocated to Highly Compensated Participants, forfeitures of Company Stock acquired with the proceeds of an Exempt Loan and Employer contributions applied to interest on an Exempt Loan shall not constitute a total addition.

2) The term "limitation year" means the Plan Year.

            3) The term “defined contribution dollar limitation” means $30,000 or, if greater, 1/4 of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the limitation year.

        4) For Plan Years beginning after December 31, 1989, “compensation” means, with respect to each limitation year, a Participant’s total wages, salary, bonuses, overtime, commissions and other amounts received for services rendered in the course of employment for the Employer, including amounts received from accident or health insurance for personal injuries or sickness to the extent includable in the Participant’s gross income, amounts received as disability payments to the extent includable in the Participant’s gross income, amounts paid or reimbursed by the Employer for moving expenses to the extent not deductible by the Participant, Employee contributions to this Plan (effective January 1, 1998) pre-tax contributions to a Code Section 125 plan (effective January 1, 1998) and amounts includable in the Participant’s gross income for making an election on the transfer of property in connection with the performance of services. Items not includable in compensation include Employer contributions under this Plan or made to any other deferred compensation plan on behalf of the Participant if the contributions are not includable in the Participant’s gross income before application of the Code Section 415 limits, the amount of any incentive cash bonus paid to any officer, director or key employee, amounts realized upon the issuance or exercise or other disposition of any stock option plan whether qualified or not qualified, and premiums paid by the Employer on behalf of the Participant for group term life insurance to the extent not includable in the Participant’s gross income. Effective January 1, 2000, any remuneration in excess of $170,000 in any Plan Year shall not be considered compensation under this Plan.

b) Multiple Plans. In the event that the Employer maintains one or more other defined contribution plans, as defined by Section 3(34) of ERISA, in addition to this Plan and any such plan covers one or more Participants in this Plan, then the limitations of paragraph (a) above shall be applied by treating all defined contribution plans, including this Plan, as a single defined contribution plan.

c) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)), and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the limitations of paragraphs (a) and (b) above, and the aggregation rules of paragraph (c) above, shall be applied by treating all the plans of such other employers as plans maintained by the Employer.

d) Employee Leasing. In the event the Employer is provided with services by leased employees (within the meaning of Code Section 414(n)(2)) who are not covered by a plan described in Code Section 414(n)(5), then for purposes of this Section only, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

e) Remedying Excess Total Additions. If for any limitation year, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's annual compensation, or on account of other limited facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth in this paragraph (e), the total additions to a Participant's Account exceed the applicable limitation as determined under the foregoing paragraphs of this Section, then the excess (other than amounts representing Employee contributions, which shall at the discretion of the Plan Administrator only be adjusted after first applying other provisions of this subsection (e) and which shall then be returned to the Participant), shall be allocated and reallocated to other eligible Participants as an additional Exempt Loan Employer Contribution for the limitation year if at that time the Plan is obligated under an Exempt Loan, and otherwise as an additional Other Employer Contribution for such year. If the total excess additions cannot be allocated during the year in accordance with the foregoing procedure without exceeding the applicable limitations of this Section for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to eligible Participants in the succeeding limitation year or years; provided, however, that (i) no Employer contributions shall be made in such succeeding limitation year or years until such special suspense account is exhausted by allocations and reallocations; (ii) no investment gains and losses and other income shall be allocated to the special suspense account; and (iii) the amounts in the suspense account shall be allocated as soon as possible without violating the limitations of this Section.

f) Additional Adjustments. The Employer shall have the right to make any other adjustments to the Account of any Participant, or to the total additions to any such Account, which may be required in order to prevent disqualification under Code Section 415 of the Plan.

g) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this Section.

h) Other Rules. The Employer currently does not maintain and has not previously maintained a defined benefit plan as defined in ERISA Section 3(35) for the benefit of Employees.

 Section 3.08. Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

ARTICLE IV

INVESTMENT AND VALUATION OF ACCOUNTS

 Section 4.01. Investment of Plan Assets.

a) Exempt ESOP Loan Contributions, Other ESOP Employer Contributions and Dividends. All Exempt ESOP Loan Contributions shall be applied to the repayment of any outstanding Exempt Loan and shall be invested in shares of Company Stock released from the Exempt Loan suspense account as provided in Sections 3.02(e)(2)(A) and 3.02(e)(3). Such shares shall be allocated to Participants' ESOP Company Stock Accounts as provided in Section 3.02(e)(4)(A). Similarly, all shares of Company Stock, if any, contributed to the Plan as an Other ESOP Employer Contribution shall be allocated to Participants' Company Stock Accounts as provided in Section 3.02(f). Dividends paid on Company Stock shall be invested and allocated as set forth in Section 7.01(d).

b) Employee Contributions, Employer Matching Contributions, Employer Profit Sharing Contributions and Rollover Contributions.

        1) Investment Options. Each Participant shall be entitled to direct the Trustee in the investment of all amounts allocated to his Employee Contribution Account, his Employer Matching Contribution Account, his Employer Profit Sharing Contribution Account and his Rollover Contribution Account. For investment purposes, these accounts shall be considered as a single account which shall be referred to here and elsewhere in the Plan as the Participant’s “Directed Account.” In so directing the Trustee, Participants may select from among not fewer than three investment funds to be made available from time to time by direction of the Plan Administrator. A Participant may invest all or part of his Directed Account in any combination of the funds so established, but only in whole increments of 5% of the value of such Account. In the absence of an election, a Participant’s Directed Account shall be invested in such fund or funds as shall be designated by the Plan Administrator. In all cases, the Trustee shall be responsible for the individual investments of each fund.
        2) Method of Election. Each Participant shall indicate his election for the investment of his Directed Account by filing a written designation with the Plan Administrator on a form provided by the Plan Administrator, or in such other manner as prescribed by the Plan Administrator.

        3) Frequency of Election. With respect to (a) the investment of a Participant’s existing Directed Account balance, (b) any desired changes in such investments and (c) any future contributions to such Directed Account, a Participant may submit an investment election at any time, but not more frequently than one time per week. In the absence of a new election, future contributions shall be invested in the available funds in the same proportions as specified in the Participant’s most recently filed election. The Plan Administrator shall direct the Trustee to transfer monies or other property from the appropriate fund to the other fund(s) as may be necessary to appropriately reflect the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Participants’ Directed Accounts in the funds and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Plan Administrator.

Section 4.02. Valuations.

a) Frequency of Valuations. The Plan Administrator shall direct the Trustee to value the Fund at least quarterly on regular Valuation Dates specified by the Plan Administrator.

b) Valuation at Fair Market Value. All assets shall be valued by the Trustee on the basis of fair market value, with such determination made on the basis of rules established by the Trustee. Provided, that the fair market value of any Company Stock in a Participant's ESOP Company Stock Account shall be the closing price of such stock on the New York Stock Exchange on the date of valuation.

c) Adjustment for Earnings, Gains, Expenses and Losses. Each Participant's ESOP Company Stock Account and Directed Account shall be adjusted as of each Valuation Date for earnings, gains, expenses and losses with respect to the investments of that account. With respect to a Participant's Directed Account, the adjustments shall be determined by an allocation of aggregate earnings, gains, expenses, and losses of the respective investment funds, in proportion to the value of each Participant's Account invested in each fund as of the immediately preceding Valuation Date, but taking into account, in a manner determined to be equitable by the Trustee (with the consent of the Plan Administrator), any contributions to or distributions from Accounts since the immediately preceding Valuation Date. To the extent not first paid by the Employer, general expenses of the Plan not attributable to any particular fund shall be allocated among Participants' Accounts in proportion to the value of each such Account on the immediately preceding Valuation Date, but again taking into account contributions to and distributions from such Accounts since the immediately preceding Valuation Date, as determined by the Trustee (with the consent of the Plan Administrator).

d) Allocation of Contributions. Finally, after the valuation and adjustment procedures of paragraphs (b) and (c) of this Section, contributions made and forfeitures which occurred since the last Valuation Date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article III.

 Section 4.03. Statements of Value of Participants’ Accounts. The Plan Administrator shall, not less frequently than annually, deliver to each Participant a statement setting forth the number of shares of Company Stock allocated to his ESOP Company Stock Account and the value of the Participant’s Account, including a breakdown of the various sub-accounts.

ARTICLE V

NONFORFEITABLE RIGHTS TO BENEFITS

 Section 5.01. Normal Retirement. A Participant who attains Normal Retirement Age may retire as of the first day of the month coincident with or following his attainment of such age, which day shall be called the Participant’s Normal Retirement Date. A Participant who attains Normal Retirement Age shall have a nonforfeitable right to his entire Account balance and shall be entitled to distribution of such balance at the time and in the manner provided in Article VI.

Section 5.02. Delayed Retirement. A Participant who continues to be actively employed by the Employer after his Normal Retirement Age shall, subject to Section 2.02(e), continue to be a Participant in the Plan as long as he remains so employed by the Employer, and may retire as of the first day of any month after his Normal Retirement Age, which day shall be called the Participant’s Delayed Retirement Date. Such a Participant shall have a nonforfeitable right to his entire Account balance at an times after Normal Retirement Age and shall be entitled to distribution of such balance at the time and in the manner provided in Article VI.

 Section 5.03. Early Retirement. A Participant who attains Early Retirement Age and has been credited with 7 Years of Service under the ESOP portion of the Plan may retire as of the first day of the month coincident with or following his attainment of such age and completion of 7 Years of Service, which day shall be called the Participant’s Early Retirement Date. Such a Participant shall have a nonforfeitable right to his entire ESOP Company Stock Account and Other ESOP Employer Contribution Account balance at all times after his Early Retirement Date and shall be entitled to distribution of such balance at the time and in the manner provided in Article VI. His right to his Employer Matching Contribution Account and Other ESOP Employer Contribution Account shall be subject to the individual vesting schedules for such accounts.

Section 5.04. Total and Permanent Disability Retirement. A Participant who is determined by the Employer to be under a total and permanent disability shall be considered to have taken a disability retirement as of the first day of the month following the month in which the Employer determines that the total and permanent disability began. Such date shall be called the Participant’s Disability Retirement Date. For purposes of this Section, a Participant shall be deemed by the Employer to be under a total and permanent disability when, on the basis of proof satisfactory to the Employer, the Employer finds that the Participant is prevented from engaging in any occupation or employment for wage or profit (for which he is suited by education, training or experience) as a result of bodily injury or disease, either occupational or nonoccupational in origin, except such employment as is found by the Employer to be for the purposes of rehabilitation, that such disability has been continuous for at least 26 weeks, and that such disability will be permanent and continuous during the remainder of the Participant’s life. A Participant shall not be deemed to be under a total and permanent disability if, on the basis of proof satisfactory to the Employer, the Employer finds that the Participant’s incapacity consists of chronic alcoholism or addiction to narcotics, or that such incapacity was contracted, suffered or incurred while he was engaged in a felonious enterprise or resulted therefrom or resulted from an intentionally self-inflicted injury, or resulted from service in the armed services of the United States or another country for which a service connected government disability pension is payable. The Employer may require the Participant to submit to medical examinations for the purpose of verifying his total and permanent disability. A Participant who takes a disability retirement as provided in this Section shall have a nonforfeitable right to his entire Account balance and shall be entitled to distribution of such balance at the time and in the manner provided in Article VI.

Section 5.05. Temporary Disability Benefits. A Participant who is determined by the Employer to be unable to perform his usual work for a period of one month, upon receipt by the Employer of an application in writing for benefits hereunder, the Employer, in its discretion, may direct the Trustee to make payments to or for the benefit of the Participant beginning with the fifth full week of his absence from work on account of the disability, until the Participant’s vested interest, in his Account balance is exhausted or until he returns to work, whichever shall first occur. The Employer is empowered to fix the amount of weekly payments in such an amount as it deems advisable, but in no event shall the total payments exceed the vested amount credited to the Participant’s Account balance.

Section 5.06. Death. In the event of a Participant’s death prior to his separation from employment with the Employer, the entire balance of such Participant’s Account shall become nonforfeitable and payable to the Participant’s Beneficiary as designated under the Plan. Distribution of such balance shall be made at the time and in the manner provided by Article VI.

Section 5.07. Termination of Employment prior to Death or Eligibility for Any Retirement. A Participant who terminates employment with the Employer and who does not have a nonforfeitable right to his entire Account balance at the date of his termination under any previous Section of this Article V, shall be entitled to a termination benefit equal to 100% of his Employee Contribution Account balance, 100% of his Rollover Contribution Account balance, and those assets allocated to his ESOP Company Stock, Other ESOP Employer Contribution, Matching Contribution and Employer Profit Sharing Accounts multiplied by the Participant’s nonforfeitable percentage as determined under the applicable vesting schedule for each type of Employer contribution, as set forth in Article III.

ARTICLE VI

DISTRIBUTION OF BENEFITS

                 Section 6.01. Valuation of Accounts; Date and Form of Distribution. Benefits from an Account shall be valued and shall be distributed to the Participant (or to his Beneficiary) at the time and in the form hereinafter provided.

        a) Valuation of Account. Following the date of a Participant’s retirement (including disability retirement), death or other termination of employment, the Employer shall direct the Trustee to perform a valuation of the Fund in the manner described in Section 4.02(b) for purposes of determining the value of the Participant’s Account and the forfeitable portion thereof if any. The valuation shall be made as of the first Valuation Date following the Participant’s last day of employment. A Participant’s Account will be adjusted to reflect all earnings and losses between the date of valuation and the date of distribution of the Account.

        b) Distribution of Account Balance. The Account balance of a Participant whose employment with the Employer terminates as a result of his retirement (including disability retirement) or death shall be distributed to the Participant (or to his Beneficiary) as soon as practicable following the date of valuation of his Account. After December 31, 1995, in the event that a Participant’s ESOP Company Stock Account has a value less than one full share of Company Stock, such value shall be distributed to such Participant.

       c) Form of Distributions. All distributions (i) shall be made in a single lump sum payment of the Participant’s Account balance, and (ii) shall be made in either (a) whole shares of Company Stock to the extent the Participant’s Account balance is comprised of Company Stock on the Valuation Date following his retirement, death or other termination of employment (provided, that the distribution of an interest in a fractional share shall be made in cash) or (b) in cash at the Participant’s election.

        Notwithstanding the foregoing sentence, in the event of a merger of another plan into this Plan, all normal and optional forms of benefit provided under such other plan shall be preserved with respect to benefits accrued under such other plan immediately prior to the merger.

       d) Restrictions. Distributions under this Article VI shall be subject to the following restrictions where applicable:

        1) Notwithstanding any other provision of the Plan to the contrary, unless a Participant elects otherwise in writing, in no event shall distribution of a Participant’s Account commence or be made later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events: (a) the date on which the Participant attains age 65, (b) the date which is the tenth anniversary of the day the Participant commenced participation in the Plan, (c) the date the Participant terminates employment with the Employer, or (d) the date specified by the Participant in a written election;

        2) Unless the Participant (or Beneficiary) requests and the Employer and the Trustee each agrees to shorter periods, no distribution will commence or be made prior to the latest of: (i) 60 days following the date on which the Account is valued pursuant to paragraph (a), or (ii) 30 days following the Trustee’s receipt of the Employer’s direction as to the time and manner of distribution;

        3) To the extent not rolled-over or otherwise excludable from income, any distribution made to a Participant prior to his attainment of age 55 for any reason other than one described in Section 7.02 and in the following sentence shall be subject to a 10 percent penalty tax in accordance with Code Section 72(t). The following distributions, to the extent applicable, shall not be subject to the penalty tax of Code Section 72(t):

         A) any distribution made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant;

        B) any distribution made on account of the Participant's disability within the meaning of Code Section 72(m)(7);

        C) any distribution made to the Participant (other than a distribution described in (A) or (B) above) to the extent such distribution does not exceed the amount allowable as a deduction under Code Section 213 to the Participant for amounts paid during the taxable year for medical care (determined without regard to whether the Participant itemizes deductions for such taxable year); or

       D) any distribution to an alternate payee pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)(1).

        4) Each Participant’s nonforfeitable Account balance must be distributed to him in full or in part by the later of the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 or the date of Participant’s termination of employment. Provided, however, that distributions must commence to any Participant who is a 5% owner by the April 1 following the calendar year in which he attains age 70-1/2. The Participant shall direct the Plan Administrator as to the amount to distribute each year; provided, however, such amount to be distributed may not be less than the minimum amount required to be distributed pursuant to Internal Revenue Code Section 401(a)(9) calculated solely on the basis of the Participant’s life expectancy and without annual recalculation. Further, provided, however, if a Participant dies before his entire nonforfeitable Account balance has been distributed, or if distribution has commenced to the Participant’s surviving spouse who dies before the entire nonforfeitable Account balance has been distributed to such surviving spouse, then the entire remaining nonforfeitable Account balance must be distributed to the Participant’s designated Beneficiary within five years of the Participant’s death (or the death of his surviving spouse). If the beneficiary is the Participant’s surviving spouse, the required date for distribution shall not be earlier than the date the Participant would have attained age 70-1/2.

        5) In no event shall any Participant whose nonforfeitable Account balance exceeds $5,000 be required, without his written consent, to take a distribution of his Account prior to his attainment of Normal Retirement Age.

        6) In no event shall any distribution from a Participant’s Employee Contribution Account, other than a distribution under Section 6.03 or 6.04, be made earlier than: (A) the Participant’s retirement, death, disability, separation from service, or attainment of age 55; (B) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan; (C) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues; or (D) the date of sale by the Employer of a subsidiary in whose employment the Participant continues.

Section 6.02. Beneficiary Designations. Every Participant shall have the right to designate a Beneficiary or Beneficiaries to receive any of the nonforfeitable balance of his Account remaining upon his death. Such designation, which shall be made on a form prescribed by, provided by, and filed with the Employer, shall specify the share to be received by each Beneficiary, and shall indicate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries. Such designation of a Beneficiary or Beneficiaries may be changed from time to time by the Participant by filing a new designation with the Employer. Upon receipt of any designation or change in designation, the Plan Administrator shall forthwith take such action as may be required to effectuate such designation or change in designation. If any Participant shall fail to designate a Beneficiary, or fail to designate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries, any balance in the Participant’s Account shall be paid to his surviving spouse, or if his spouse does not survive, then to his estate. Where the Participant is married and has designated a primary Beneficiary other than his spouse, the Participant’s spouse must sign the designation form which must either (a) designate a specific Beneficiary that cannot be changed without subsequent spousal consent, or (b) expressly permit designations by the Participant without any requirement of further consent by the spouse. In each case, the spouse’s consent must acknowledge its effect, and the spouse’s signature must be witnessed by an unrelated representative of the Plan or by a notary public.

Section 6.03. Loans to Participants.
        a) General Rules. In addition to the powers granted under Article IX, the Plan Administrator shall have the power to direct the Trustee to make loans to Participants from their Rollover Contributions Accounts, Employer Profit Sharing Contributions Accounts, or Employee Contribution Accounts. Loans under this Section 6.03 shall be made pursuant to a Loan Policy established by the Plan Administrator; provided, however, a Participant shall not have more than are loan outstanding at any time.

       b) Treatment of Repayments. For purposes of the allocation of earnings, gains and losses of the Fund and the determination of the balance of a Participant's Account on any Accounting Date under Article IV, a loan under this Section shall be treated as a nontaxable withdrawal from the Participant's Account on the date the loan proceeds are disbursed to the extent of the principal amount borrowed, and each payment on the loan shall be treated as an addition to the Account on the date received to the extent such payment constitutes repaid principal. Interest paid by a Participant on any loan shall be credited directly to the Account of that Participant. Effective December 12, 1994, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

Section 6.04. Distribution Due to Hardship.
        a) Withdrawal Procedure. A Participant may apply for a distribution because of a hardship (as defined in paragraph (b) below) by filing a written application with the Plan Administrator. The amount of any hardship distribution shall be limited to the least of (1) the amount which the Plan Administrator determines is required to relieve the financial need caused by the hardship, (2) the sum of the Participant's Rollover Contributions Account, Employer Profit Sharing Contributions Account plus the Participant's Employee Contribution Account balance, including the accumulated earnings thereon as of December 31, 1988, if any, plus the cumulative total of the Participant's before-tax contributions to the Plan after December 31, 1988; provided, however, distribution shall be first made from the Participant's Employee Contribution Account until after the Participant's Rollover Contributions Account, then from the Participant's Employer Profit Sharing Contributions Account and after the Participant has obtained all loans available under Section 6.03.

        b) Hardship Definition. A hardship shall be considered to exist only if (1) the Participant has an immediate and heavy financial need for the funds, and (2) the hardship distribution requested is necessary to satisfy such financial need.

      c) Financial Need. Requirement (1) of paragraph (b) shall be satisfied where the requested distribution is on account of:
        1) Medical expenses described in Code Section 213(d) that are incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) and are not covered by any medical program provided by the Employer;

      2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

      3) The payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents;

      4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's residence;

      5) Such other conditions that the Plan Administrator finds justify an immediate and heavy financial need under rules published from time to time by the Internal Revenue Service.

d) Necessity. Requirement (2) of paragraph (b) shall be deemed satisfied if, and only if, all of the following conditions are satisfied:

        1) The Participant already has obtained all distributions, other than hardship distributions and all nontaxable loans that currently are available under all plans maintained by the Employer based on his current credit situation; and

        2) The Participant agrees, in writing, to suspend all before-tax and any after-tax contributions under this Plan and any other plan of the Employer for a period of twelve months after receipt of the hardship distribution.

        e) Determination of Hardship. A Participant's request for a hardship distribution shall be accompanied or supplemented by such written evidence as the Plan Administrator may reasonably request. The Plan Administrator, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Plan Administrator finds, based on all relevant facts and circumstances, that a condition of hardship as defined above exists. In making its determinations, the Plan Administrator shall adopt and follow uniform and non-discriminatory rules and its decisions shall be final and binding.

        f) Costs. Any distribution pursuant to this Section shall be subject to all costs of liquidating the Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar charges.

Section 6.05. Direct Rollovers.

        a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       b) Definitions.

        i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion or net unrealized appreciation with respect to employer securities).

        ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        iii) Distributees. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

 ARTICLE VII

SPECIAL PROVISIONS

Section 7.01. Provisions Relating to Plan Investments in Company Stock.

        a) Authorization to Invest. This Plan is designed to be invested primarily in "qualifying employer securities" defined in Code Section 4975(e)(8), as provided in Code Section 4975(e)(7). The Trustee may invest 100% of the Fund (other than amounts held to provide the Trustee with necessary liquidity) in Company Stock, provided that such stock constitutes "qualifying employer securities."

        b) Securities Transactions. The Trustee may acquire or sell Company Stock in the open market or in any private transaction (including transactions with the Employer). If the Company Stock is acquired from, or sold to, a party-in-interest as defined in ERISA section 3(14), no commission may be paid and the price of such stock must be determined in accordance with ERISA Section 3(18)(A).

        c) Rights, Warrants, or Options. Stock rights (including warrants and options but not voting rights) issued with respect to Company Stock shall be exercised by the Trustee on behalf of Participants to the extent that cash is available. Rights which cannot be exercised because of the lack of cash shall be sold and the proceeds shall be invested in Company Stock.

        d) Reinvestment/Distribution of Dividends. Dividends paid on Company Stock shall be treated in the following manner:

        1) Cash Dividends on Allocated ESOP Shares. Cash dividends paid on shares of Company Stock acquired with the proceeds of an Exempt ESOP Loan or otherwise acquired by the Trustee and allocated to Participants' ESOP Company Stock Accounts shall, at the Plan Administrator's election:

      A) be paid by the Employer or distributed by the Trustee directly to such Participants

      B) be allocated to the Participants' ESOP Company Stock Accounts as of the record date for the dividend and invested by the Trustee in shares of Company Stock to be held in the Participants' ESOP Company Stock Accounts; or

        C) be held by the Trustee and applied to the repayment of an Exempt Loan, provided that (as a result of such repayment) shares of Company Stock having a fair market value not less than the amount of such dividends are (within the Plan Year in which the dividend is paid) allocated among the Participant's ESOP Company Stock Accounts in the manner in which the shares on which the dividend was paid are allocated.
        2) Cash Dividends on Unallocated ESOP Shares. Cash dividends paid on Company Stock held in an ESOP suspense account as provided in Section 3.02(e)(1) and on any other shares of Company Stock not allocated to Participants' ESOP Company Stock Accounts on the record date for such dividends shall, at the Plan Administrator's election:
        A) be paid by the Employer or persons who are Participants in the Plan on the record date for the dividend, in the proportion that the Participant's ESOP Company Stock Account Balance (less any distributions paid) of each such Participant at the end of the Plan Year immediately preceding the record date bears to the total Participant's ESOP Company Stock Accounts share balance (less any distributions paid) of all such Participants at the end of such Plan Year;

        B) be paid by the Employer or distributed by the Trustee directly to such Participants; or

        C) be combined with the Employer's Exempt Loan Employer Contribution and be applied to the repayment of an Exempt Loan as provided in Sections 3.02.

        3) Non-Cash ESOP Dividends. Any non-cash dividends paid on shares of Company Stock which have been allocated to Participants' ESOP Company Stock Accounts shall be treated as shares released from the ESOP suspense account by cash dividends paid on allocated shares in accordance with Section 3.02(e)(4)(B). Non-cash dividends paid on unallocated shares shall be allocated in any nondiscriminatory manner selected by the Plan Administrator.

        4) Distribution by Trustee. Any cash dividends distributed by the Trustee as provided in (1)(A) or (2)(A) of this paragraph (d) shall be so distributed no later than 90 days after the end of the Plan Year in which the dividends were paid. The distribution of such dividends may in the discretion of the Plan Administrator, be limited to dividends on shares of ESOP Company Stock in which the Participants have a vested interest.

        5) Reinvestment of Non-ESOP Account Dividends. Cash dividends paid on Company Stock allocated to non-ESOP Accounts shall be allocated to such Participants' Accounts as of the record date for the dividend and shall be invested in shares of Company Stock for such Participants' non-ESOP Accounts.

e) Voting and Other Rights.
        1) The Trustee shall vote all of the shares of Company Stock held by it for the Account of any Participant in the manner directed by the Participant to whose Account such shares are allocated. The Trustee shall vote all of the shares of Company Stock not specifically allocated to a Participant's Account and all of the shares of Company Stock allocated to an Account that a Participant failed to vote (or failed to vote timely), in the same proportion as the shares of Company Stock allocated to Participants' Accounts are voted.

        2) Subject to subparagraph (c) above, the Trustee shall take whatever steps are reasonably necessary to allow Participants to exercise rights other than voting rights of Company Stock represented by the Participant Stock Account of such Participant.

        f) Exempt ESOP Loan. The Trustee shall have the power to borrow money from or guaranteed by a "party-in-interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e) of the Code in an Exempt ESOP Loan transaction on the following terms and conditions:
        1) The proceeds of the Exempt ESOP Loan shall be used within a reasonable time after receipt (i) to acquire Company Stock, (ii) to repay the Exempt ESOP Loan, or (iii) to repay a prior Exempt ESOP Loan hereunder.

        2) No security shall be provided for the Exempt ESOP Loan other than (i) the Company Stock acquired with the proceeds of the Exempt ESOP Loan or the proceeds of a prior Exempt ESOP Loan hereunder repaid with the proceeds of the present Exempt ESOP Loan, (ii) contributions made to the Plan to meet Employer obligations under the Exempt ESOP Loan, and (iii) earnings on such collateral or contributions.

        3) The payments required with respect to the repayment of the Exempt ESOP Loan in any Plan Year shall not exceed the sum of the contributions described in subparagraph (2)(ii) and earnings described in subparagraphs (2)(iii) for the current or prior Plan Years, less repayments made in prior Plan Years.
        4) In the event of default, the value of Plan assets transferred in satisfaction of the Exempt ESOP Loan shall not exceed the amount of the default, and if the lender is a party-in-interest or disqualified person such transfer shall be only to the extent of the failure of the Fund to meet scheduled payments.

        5) The interest rate of such Exempt ESOP Loan shall be reasonable, taking into account all relevant circumstances.

        6) Such Exempt ESOP Loan shall be for the primary benefit of Participants and their beneficiaries, and the terms of the Exempt ESOP Loan shall be at least as favorable to the Fund as the terms of a comparable loan at arm's length between independent parties and shall not be such that assets of the Fund might be drained off.

        7) The Exempt ESOP Loan must be for a specific term and may not contain any provision allowing a party-in-interest or disqualified persons to demand full payment prior to the end of such term.

        g) Right to Sell Company Stock; Put Options. If, at the time that shares of Company Stock acquired with the proceeds of an Exempt ESOP Loan are distributed, the shares are subject to a trading restriction or are not readily tradable at that time, the Participant or his beneficiary, or a donee or heir of either, shall be granted an option to "put" the shares to the Employer. For purposes of this paragraph (g), a trading restriction is any restriction under any federal or state law or any private agreement that would make the security not as freely tradable as one not subject to such restriction. The "put" option shall provide that, for a period of 60 days after such shares are distributed, and again for a second 60 day period in the following Plan Year, the distributee shall have the right to have the Employer purchase such shares at their fair market value. For purposes of this section, fair market value shall be determined by the Trustee based on all relevant factors for determining the fair market value of securities in accordance with Income Tax Regulations Section 54.4975-11(d)(5). Such "put" option shall be exercised by notifying the Employer in writing. The terms of payment for the repurchased shares shall be as determined by the Plan Administrator, provided that payment other than in a single sum shall be in substantially equal annual or more frequent installment payments of principal, with reasonable interest and adequate security as determined by the Plan Administrator, over a period beginning not later than 30 days after the "put" option is exercised and extending for not more than five years. Provided, that the provisions of this paragraph (g) shall not apply to any Company Stock which a Participant has elected to diversify under Section 7.02.

Section 7.02. Diversification of Investments.
        a) Election by Qualified Participant. Each Participant who has attained age 55 and completed at least 10 years of participation in the Plan shall be permitted to direct the Plan Administrator and the Trustee as to the investment of 25% of the value of the Participant's ESOP Account that is attributable to Company Stock acquired with the proceeds of an Exempt ESOP Loan. This diversification election shall continue for six Plan Years beginning with the Plan Year in which the Participant attains both age 55 and 10 years of participation in the Plan (the "qualified election period"). A Participant's election shall be in writing and shall be made within 90 days after the last day of each Plan Year during the Participant's qualified election period. Each eligible Participant shall receive written notice of such election not later than 90 days prior to the beginning of each year within the five-year election period. Within 90 days after the close of the last Plan Year in the Participant's qualified election period, an eligible Participant shall be permitted to direct the investment of an amount not to exceed 50% of the value of such Account balance.

        b) Investment Options. At the election of an eligible Participant, the Plan shall distribute that portion of the Participant's Account subject to the election described in paragraph (a) within 90 days after the last day of the period during which the election can be made. In lieu of receiving a distribution, the eligible Participant may direct the Plan to transfer that portion of the Participant's Account subject to the election to one of the investment funds described in Section 4.01(b)(1) (provided such funds meet the requirements of Code Section 401(a)(28)(B)(ii)), or to another tax qualified plan, if any, maintained by the Employer which accepts such transfers and permits Participants to direct investments within at least three investment options (exclusive of a Company Stock option). Any such plan-to-plan transfer shall be made no later than 90 days after the last day of the period during which the Participant's election can be made.

        c) De Minimis Amounts. Notwithstanding the foregoing, in the event the fair market value (as determined pursuant to Section 4.02 of the Plan as of the close of the Plan Year immediately preceding the Plan Year in which the Participant is entitled to first exercise diversification rights under this Section 7.02) of Company Stock in an eligible Participant's ESOP Account is $500 or less, the Participant shall be entitled to diversify 100% of the Company Stock held in his or her ESOP Account pursuant to this Section.

Section 7.03. Top-Heavy Plan Rules. Annually, as of each determination date, the Plan Administrator shall apply the tests recited in Code Section 416 to determine if the Plan is top-heavy.

        a) General Rule. Generally, the Plan will be “top-heavy” for any Plan Year, if, as of the determination date, the Plan’s accumulations in the Accounts of Key Employees exceed 60% of its accumulations in the Accounts of all Participants. To determine if the Plan is top-heavy, the Plan Administrator shall (i) include in each Participant’s Account distributions made with respect to the Participant during the Plan Year containing the determination date and the preceding four Plan Years and (ii) exclude from the calculation (A) the Account of any Participant who has not been a Key Employee at any time during the Plan Year containing the determination date and the preceding four Plan Years and (B) the Account of any individual who did not complete at least one Hour of Service during the immediately preceding five-year period.

        b) Determination Date. The "determination date" is the last day of the immediately preceding Plan Year.

        c) Aggregating Plans. In determining whether the Plan is top-heavy, the Plan Administrator shall aggregate the Plan with (i) each other plan of the Employer in which a Key Employee participated during the plan year containing the determination date or the four immediately preceding years (regardless of whether the plan has terminated) and (ii) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410. The Plan Administrator may, in making its determination, aggregate the Plan with one or more other plans of the Employer if such plans, as a group, would continue to meet the requirements of Code Sections 401(a)(4) and 410. In determining whether this Plan is top-heavy, the Plan Administrator shall consider the present value of accrued benefits and the sum of account balances under all plans aggregated pursuant to Code Section 416.

        d) Consequences. Employer contributions and forfeitures for the Plan Year beginning after December 31, 1983 allocated on behalf of each non-key employee Participant (i) who has not separated from employment with the Employer at the end of the Plan Year, (ii) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of hours of service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), and (iii) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) multiplied by (ii), where --
            i) is equal to 3 percent or if less, the maximum percentage of Employer contributions and forfeitures (as a percentage of compensation not in excess of $170,000 for 2000, subject to cost of living adjustments) allocated on behalf of any key employee Participant for the Plan Year, and

ii) is equal to the non-key employee Participant's compensation for the Plan Year.

For purposes of this rule, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan.
  Section 7.04. Break in Service Rules. The rights in the Account balance of an Employee who incurs a Break in Service (whether or not due to an actual separation from employment with the Employer) shall be affected as follows:

a) Participation.
        1) An Employee who separates from employment, but who returns before incurring a Break in Service, shall not have his eligibility for continued participation affected, or if he has not satisfied the Plan’s eligibility requirements as of his date of separation, the determination of when he has satisfied such requirements and the date on which he is to commence participation shall not be affected. Provided, in the case of a Participant whose participation in the Plan has terminated during the period of his separation, due to a distribution of the entire nonforfeitable balance of his Account, participation shall resume on the first date he is credited with an Hour of Service following the separation.

        2) If an Employee who incurs a Break in Service was not a Participant in the Plan prior to the break, or if his participation in the Plan has terminated pursuant to Article II, participation shall commence or resume, as the case may be, on the first date that the Employee is credited with an Hour of Service following the Break in Service, provided that the Employee then meets the eligibility requirements of Article II; otherwise, participation shall commence or resume, as the case may be, as if the individual were a new Employee. An Employee whose participation does not terminate pursuant to the Plan shall continue as a Participant in the Plan during and after a Break in Service.

b) Years of Service. An Employee shall not earn Years of Service during a Break in Service. Moreover, an Employee’s Years of Service prior to a Break in Service shall be disregarded if the Employee had no nonforfeitable right to that portion of his Account attributable to Employer Contributions and his number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Employee’s number of Years of Service at the time of the break (not taking into account any Years of Service disregarded under a previous application of this rule). An Employee shall not lose Years of Service credit in any of the following situations:

1) the Employee temporarily separates from employment but returns before incurring a Break in Service;

2) the Employee incurs a Break in Service but at the time had a nonforfeitable right to part or all of his Account attributable to Employer contributions;

3) the Employee incurs fewer than five consecutive one-year Breaks in Service; or

 4) the number of consecutive one-year Breaks in Service incurred by the Employee is less than his number of Years of Service prior to the break (without regard to Years of Service disregarded by the rule stated in the first sentence of this subsection (b)).

        c) Forfeitures. The forfeitable portion of a Participant’s Account attributable to Employer Contributions, if any, as determined pursuant to Section 5.05, shall be forfeited and returned to the Fund (for allocation to other eligible Participants as provided in Section 3.02) if the Participant experiences a Break in Service which results in a forfeiture of his pre-break Years of Service, or if the Participant separates from Employment with the Employer and receives (or is deemed to receive) a distribution of the non-forfeitable portion of his Account attributable to Employer Contributions. The forfeiture shall be effected as follows:

            1) If the nonforfeitable portion of the Participant’s Account is distributed, the forfeiture shall occur as of the date the Account is valued for distribution pursuant to Article VI.

            2) If the nonforfeitable portion of the Participant’s Account exceeds $5,000, and if the Participant refuses to consent to the payment of this amount prior to his attainment of Normal Retirement Age, forfeiture of the forfeitable portion of the Participant’s Account shall occur as of the date the Account is valued for distribution pursuant to Article VI.

            3) A Participant who has no nonforfeitable right to any portion of the Participant’s Account attributable to Employer contributions or forfeitures shall be deemed to have received a distribution of such portion.

            Any amount previously forfeited from a Participant’s Account, pursuant to (1) or (2) above, shall be restored in full to that Participant’s Account as of the last day of the first Plan Year (after the Participant’s Break in Service or other separation from employment) in which he is credited with sufficient Hours of Service so as not to incur a Break in Service. Provided, that no forfeiture shall be restored to the Account of a Participant who has incurred five or more consecutive one-year Breaks in Service or who fails to make repayment of his prior distribution made pursuant to (1) above. Any amount so restored shall be derived first from forfeitures for that year, and then from Employer contributions for the year or succeeding years, if necessary.

        d) Repayments. A Participant who has received a distribution of less than the full balance of his Account and who returns to employment covered by the Plan prior to incurring five consecutive one-year Breaks in Service, may elect to repay to the Fund the full amount distributed, provided that such repayment is made prior to the earlier of:

        1) five years after the date he resumes employment with the Employer, or

        2) the last day of the Plan Year in which he incurs the fifth consecutive one-year Break in Service after receiving a distribution of less than the full balance of his Account. Any amount so repaid shall be aggregated in the Participant’s Account with any forfeiture restored pursuant to subsection (c) above.

A Participant who received a deemed distribution shall be deemed to have made repayment of the entire distribution, if the Participant is rehired by the Employer prior to the earlier of (1) or (2) above.

        e) Nonforfeitable Percentage. Except in the case of a Participant whose nonforfeitable percentage was 100% pursuant to Article V, who had no prior Account balance, or who had a prior Account balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored, there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub-accounts within his Account. These sub-accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance. The Participant’s nonforfeitable percentage shall be determined separately for these sub-accounts, in accordance with the following rules:

        1) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant’s pre-Break sub-account;
        2) Years of Service earned by the Participant subsequent to any five consecutive one-year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant’s pre-Break sub-account;

        3) Years of Service earned by the Participant subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to subsection (b) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant’s post-Break sub-account;

        4) Until a Participant entitled to make a repayment pursuant to subsection (d) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant’s nonforfeitable interest in his pre-Break sub-account (or initial sub-account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

                                                V = P[AB + D] - D, where:

                                P is the Participant's nonforfeitable percentage as otherwise determined under the Plan at the relevant time,

                                AB is the Participant's pre-Break (or initial) sub-account balance at the relevant time,

                                D is the amount of the distribution which was made to the Participant, and the relevant time is the time at which the Participant’s nonforfeitable percentage in his  Account cannot increase.

Section 7.05. Transfers between Related Entities. Employees from time to time may transfer or may be transferred to Related Entities or may transfer or be transferred from such Entities to an Employer. Such Employees are referred to in this Section 7.05 as “transferred Employees.” The participation status of any such transferred Employee who transfers from one Employer maintaining the Plan to another Employer maintaining the Plan shall not change as a result of such transfer except that the Employer to whom the Employee transfers shall assume liability for contributions on behalf of such Employee on the date of such employment transfer with respect to Compensation earned by the Employee on and after the date of transfer.

        The participation status of any transferred Employee who transfers from one Employer maintaining the Plan to a Related Entity that does not maintain the Plan shall be determined in accordance with the following rules:

         a) A transferred Employee shall cease to be an active Participant in the Plan for purposes of contributions as of the date of his transfer, and his Account shall be held by the Trustee and distributed only upon occurrence of the events prescribed in the Plan, but considering for such purpose that the Employer and all Related Entities are a single employer.
        b) For purposes of determining the amount of any allocation under Article III of the Plan, a transferred Employee’s Account balance shall be limited to his Account balance in the Plan at the time of the allocation, adjusted from time to time for investment earnings, gains and losses, and his Compensation shall be restricted to the Compensation earned during the Plan Year from the Employer.
        c) In no event shall any of the foregoing provisions be interpreted in such a way as to result in the duplication of contributions or benefits for any transferred Employee under the Plan and any other plan maintained by a Related Entity for the same period of employment.

Section 7.06. Leased Employees.

        a) Included Employees. Any leased employee of the Employer shall be excluded from participation in the Plan but otherwise shall be treated as an Employee under the Plan as provided in Code Section 414(n); however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. For purposes of this section, the term “leased employee” means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, if such services are performed under the primary direction or control of the Employer.

        b) Excluded Employees. Paragraph (a) of this section shall not apply to any leased employee if: (1) such employee is covered by a pension plan which is maintained by the leasing organization and meets the requirements of paragraph (c) of this Section, and (2) all such leased employees constitute 20 percent or less of the Employer’s non-highly compensated work force. For purposes of this section, the term “non highly compensated work force” means the aggregate number of individuals who are: (i) other than Highly Compensated Participants of the Employer determined in accordance with Code Section 414(q), and (ii) either (A) employees of the Employer (without regard to paragraph (a) of this section) and have performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, or (B) leased employees of the Employer.
        c) Plan Requirements. A pension plan shall meet the requirements of this paragraph if it provides: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) full and immediate vesting, and (3) immediate participation for each employee of the leasing organization other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and the three immediately preceding plan years is less than $1,000. For purposes of this section, the term “compensation” means the total compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(d)(3) and the regulations thereunder, except that such term shall include (i) amounts excluded from gross income under Code Section 402(a)(8) or 402(h)(1)(B), (ii) amounts which could have been received in cash but for an election under a Code Section 125 cafeteria plan, and (iii) amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).
        d) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c)), (3) an affiliated service group (as defined in Code Section 414(m)), or any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the foregoing rules of this section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.

ARTICLE VIII

TRUST FUND

Section 8.01. Establishment and Maintenance of Fund.

        a) Establishment of Fund and Selection of Trustee. The Company shall establish a trust fund by a trust agreement with a Trustee to carry out the purposes of the Plan. The Company shall select such Trustee, who may be one or more individuals or a corporate trustee or both, and may change such selection from time to time; provided, however, that any corporate trustee which is designated must be qualified under the laws of the United States or one of the states to operate as a trustee. The Company may modify any such trust agreement from time to time to accomplish the purposes of the Plan.
       b) Contributions to Fund and Investments by Trustee. All contributions by the Employer, and any contributions by Employees, shall be paid to the Trustee of the Fund. Subject to Articles III and IV, the Trustee shall be responsible for the investments of the Fund, and the Fund shall be invested in such investments as are permissible for trustees under ERISA. In this regard, as provided in Section 7.01(a), the Trustee is granted full power and authority to invest 100% of the Fund in Company Stock.

        c) Purchase of Company Stock. All purchases of Company Stock shall be at a price which does not exceed the fair market value of such stock and, with respect to any purchase from a party in interest, shall comply with the provisions of Section 7.01(b). Company Stock may be purchased for cash or on an installment sale basis.

        d) Trustee’s Accountings. At the request of the Employer, the Trustee shall prepare and submit to the Employer an accounting of the Fund as of any date specified by the Employer, but the Trustee shall not be required to render more than four such accountings during any Plan Year. In any event, the Trustee shall prepare and render to the Employer an accounting of the fund as of the last day of each Plan Year. The Trustee shall not be required to render accounts to individual Participants but only to the Employer, which may submit reports of the Fund to the Participants from time to time.

 Section 8.02. Benefits under the Plan Limited to the Assets of the Fund. Except as required under applicable federal law, the benefits of the Plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise. No liability for the payment of benefits under the Plan shall be imposed on the Employer or on the officers, directors, or stockholders of the Employer.

 Section 8.03. The Trustee. The Trustee shall receive the contributions to the Fund and shall hold, manage, invest, reinvest, and distribute the same plus any earnings thereon, pursuant to the provisions of the Plan and the trust agreement. The Trustee also shall determine all questions relating to accounting and to the financial position of the Fund and the shares and interests of the Participants in accordance with information supplied by the Employer, and, in general, shall discharge all the duties and functions imposed by the terms of the Plan and trust agreement either expressly or by implication. The Trustee shall have the powers, rights and duties, as specified in the trust agreement with the Employer, in addition to those specified elsewhere in the Plan or prescribed by law.

 Section 8.04. Resignation or Removal of Trustee. Subject to notice provisions, if any, in the trust agreement with the Company, the Trustee may resign by delivering a written resignation to the Company; similarly, the Trustee may be removed by the Company at any time, upon written notice to the Trustee.

Section 8.05. Expenses. Effective July 1, 2000, the expenses to be incurred in establishing and administering the Plan, including any Trustee's fees, shall be paid by the Plan. The Employer may elect to pay such expenses directly.

 Section 8.06 Taxes. Any taxes assessed against the Fund or against any of its assets (including income taxes, property taxes, transfer taxes, and other taxes) shall, after reasonable notice to the Employer, be paid by the Trustee and deducted from the Fund.

ARTICLE IX

PROVISIONS RELATING TO ADMINISTRATION AND FIDUCIARIES

 Section 9.01. Plan Administration. The Company shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA. The day-to-day operations of the Plan shall, however, be performed by an administrative committee (the “Committee”) consisting of not less than three individuals appointed by the Company. The Committee shall act upon a majority vote of its members and any one member shall be authorized to perform or authorize those actions necessary to implement its decisions. As Plan Administrator, the Committee shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

        a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan. The Plan Administrator’s interpretations, and decisions involving questions of fact, shall be conclusive on all parties unless determined by a court of competent jurisdiction to be arbitrary and capricious;
        b) to require Participants (i) to complete and file with it such forms as the Committee finds necessary for the administration of the Plan and (ii) to furnish all pertinent information requested by the Committee, and to rely upon all such forms and information furnished, including each Participant’s mailing address;

         c) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

        d) to promulgate uniform rules and regulations whenever in the opinion of the Committee such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

        e) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;

          f) to prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are required by ERISA or as are reasonable and appropriate;
        g) to receive and review the periodic valuation of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses; and
        h) to give instructions to the Trustee on all matters which require instructions or directions, as provided in the Plan and related trust agreement, including, but not limited to, the voting of Company Stock or exercise of exchange rights consistent with the provisions of Article VII.

 Section 9.02. Claims Procedure. The Committee shall make all determinations as to the right of any person to receive a distribution. Any denial by the Committee of a claim for a distribution under the Plan by an Employee, Participant, Beneficiary or other person (collectively referred to as a “claimant”) shall be stated in writing by the Committee and delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. A claimant whose claim for benefits has been wholly or partially denied by the Committee may request, within 90 days following the date of such denial, in a writing addressed to the Committee, a review of such denial. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Committee. Prior to submitting his request, the claimant shall be entitled to review such documents as the Committee shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Committee’s decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Committee of the claimant’s request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Committee’s decision shall be so mailed not later than 120 days after receipt of such request.

 Section 9.03. Special Ruling. In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Committee may make special rulings. Such special rulings shall be in writing on a form to be developed by the Committee. In making its rulings, the Committee may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Committee shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling. Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations. The Committee at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

Section 9.04 Specific Allocation of Fiduciary Responsibilities between Named Fiduciaries. The Employer and the Trustee shall be the “Named Fiduciaries” of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities, and obligations (referred to collectively as “fiduciary duties”) as specifically are given them under the Plan or as otherwise are imposed by applicable law. The fiduciary duties given by the Plan are as follows:

        a) Employer Responsibilities. The Employer shall have the sole responsibility for making Employer contributions to the Fund and the Company for fulfilling its functions as Plan Administrator. The Company shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan. The Company shall not be responsible for the management, investment, or safe-keeping of the assets of the Fund. The Company periodically shall review the performance of the Trustee. In this regard, the Company is authorized to request such written reports from the Trustee as it deems necessary. The Company, as Plan Administrator, also shall have the sole responsibility for the administration of the Plan as described throughout the Plan.

        b) Trustee Responsibilities. Except as otherwise specifically provided herein, the Trustee shall have the sole responsibility for the management, investment, and safe-keeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants’ benefits in accordance with written instructions from the Plan Administrator. In addition, the Trustee shall provide to the Employer such information as the Employer may deem necessary or desirable to permit the timely filing of all reports required by ERISA.

 Section 9.05. Authorization for Further Allocation of Fiduciary Duties. The Named Fiduciaries may, upon written agreement between them, allocate their fiduciary duties under the Plan between themselves in a manner different from that stated above; provided, however, that except as otherwise specifically provided in the Plan, the Trustee at all times shall be solely responsible for the management, investment, and safe-keeping of the assets of the Fund. The Named Fiduciaries each warrant that any directions given, information furnished, or action taken by them shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each of them may rely upon any such direction, information or action of the other as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action. It is intended under the Plan that the Named Fiduciaries each shall be responsible for the proper exercise of their own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of the other, and neither of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

Section 9.06. Employment of Advisers. The Named Fiduciaries shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as they shall deem necessary in connection with the performance of their duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall be borne by the Fund, unless otherwise directed by the Employer.

Section 9.07. Delegation to Officers or Employees. The Employer shall have the power to delegate its fiduciary duties under the Plan to officers or employees of the Employer and to other persons, all of whom, if employees of the Employer, shall serve without compensation. In no event, however, shall the Trustee be permitted to delegate any of its fiduciary duties under the Plan.

 Section 9.08. Indemnification. The Employer may, to the extent not inconsistent with or in violation of its bylaws and the laws of its state of incorporation, indemnify and hold harmless such persons, including the Trustee, as may be deemed “fiduciaries” (as that term is defined in ERISA or otherwise) with respect to the Plan, from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Employer), and liability (including any reasonable amounts paid in settlement with the Employer’s approval) arising out of any act or omission of such fiduciaries incurred in the capacity of “fiduciary” of the Plan as that term is defined in ERISA or otherwise. The Employer shall not indemnify any fiduciary whose conduct is finally adjudicated by a court of competent jurisdiction to be due to the knowing or willful misconduct of such fiduciary. In no event shall the assets of the Fund be used for the purpose of indemnification.

Section 9.09. Fiduciary Liability Insurance. The Employer may purchase such policy or policies of fiduciary liability insurance as it shall deem necessary or appropriate to protect any person, other than the Trustee and Custodian acting as a “fiduciary” of the Plan, as that term is defined in ERISA or otherwise, from any liability which may be incurred as a result of the performance of fiduciary duties with respect to the Plan, other than liability arising out of the knowing or willful misconduct of such fiduciary.

Section 9.10. Bonding. The Employer shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to Section 412 of ERISA.

 ARTICLE X

AMENDMENT, TERMINATION AND MERGER

Section 10.01. Amendment of the Plan.

        a) Company’s Right to Amend. The Company reserves the right to make any amendment or amendments to the Plan, with or without retroactive effect, which, except as provided in Article III of the Plan, do not cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, and which do not operate to deprive any Participant or Beneficiary of any vested rights hereunder; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Code, or regulations issued thereunder. Amendment of the Plan shall be made by resolution of the Company’s board of directors, or by any person or persons authorized by resolution of said board to make amendments as authorized.
        b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment thereto, each and every amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant, or Beneficiary of a Participant, who retires, dies, or otherwise terminates employment with the Employer prior to the effective date of any amendment shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, death, or other termination of employment.
        c) Amendment to Vesting Provisions. In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on Years of Service, each Participant (i) who has completed at least three Years of Service and (ii) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (1) the date which is 60 days after the day the amendment is adopted, (2) the date which is 60 days after the day the amendment becomes effective, or (3) the date which is 60 days after the day the Participant is issued written notice of the amendment.

Section 10.02. Termination of the Plan.
        a) Termination. Although it is intended that this Plan shall be permanent, the Employer reserves and shall have the right at any time to discontinue its contributions hereunder and to terminate or partially terminate the Plan hereby created, by delivery to the Trustee by the Company of written notice of such discontinuance or termination, but only upon the condition that action is taken, under the terms hereof or otherwise, as shall render it impossible, except as provided in Sections 3.02(d) and 3.03(d), for any part of the Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Company may, in its sole discretion, continue the Fund for the exclusive benefit of Participants and their Beneficiaries or distribute the assets remaining in the Fund to Participants and their Beneficiaries. In the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate and the Fund shall be liquidated unless the Plan is continued by a successor to the Company in accordance with Section 10.03(b).

        b) Termination and Transfer to New Plan. If the Company notifies the Trustee in writing (1) that it has established another plan providing comparable benefits to this Plan, (2) that such other Plan is qualified under Code Section 401(a), and (3) that the Company intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon further written direction from the Company, the Trustee shall cause the Fund to be transferred to such newly created plan. Thereafter this Plan shall cease to have any effect and the rights of all parties shall be determined under the new plan.

        c) Rights upon Termination. If the Company should terminate or partially terminate the Plan, or if the Company should completely discontinue contributions to the Fund, or the Company should liquidate and dissolve, or if a receiver of the Company is appointed, or if the Company should terminate the Fund, or if the Plan should be wholly or partially terminated for any other reason the Accounts of all Participants as then appearing upon the records of the Trustee (other than Accounts of former Employees who have terminated employment and who have incurred a Break in Service), or in the case of partial termination the Accounts of affected Participants, shall become fully vested, the amounts carried in said Accounts shall be revalued and adjusted as hereinbefore provided, and said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall be distributed to affected Participants and Beneficiaries or held in a wasting trust for distribution in due course as otherwise provided by the Plan.

        d) Manner of Distribution. All distributions after termination of the Plan shall be lump sum distributions and, to the extent that no discrimination in value results, shall be made in whole shares of Company Stock to the extent the Fund is so comprised. All non-cash distributions shall be valued at fair market value at the date of distribution. Interests in fractional shares of Company Stock shall be distributed in cash. The Trustee shall not effect such distribution until written evidence of approval of the Commissioner of Internal Revenue or his delegate of such termination and distribution shall have been submitted to the Trustee. The requirements of Section 6.01(d)(5) of the Plan shall continue to apply upon plan termination, in accordance with Income Tax Regulation Section 1.411(a)-11(e)(1).

e) Special Restriction. Notwithstanding the foregoing, distribution on termination of the Plan to any Participant of that portion of his Account attributable and subject to the Code Section 401(k) shall be subject to the special restrictions set forth in Section 6.01(d)(6).

 Section 10.03. Merger or Consolidation.

        a) Predecessor Employer. Employment with a predecessor employer acquired by the Employer shall be considered service with the Employer under this Plan to the extent required by the Code and ERISA.

        b) Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor, and in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

        c) Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:

        1) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated);

        2) Resolutions of the board of directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

        3) Such other plan is qualified under Code Sections 401(a) and 501(a).

Section 10.04. Notice. Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.

ARTICLE XI

 MISCELLANEOUS PROVISIONS

Section 11.01. Approval of Commissioner of Internal Revenue. The Plan and any amendments thereto are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue as the Employer may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the provisions of the Code, and the qualification of the Plan under ERISA. Any modification or amendment of the Plan or of the trust may be made retroactively by the Employer, if necessary, to qualify or maintain the Plan as a plan meeting the requirements of ERISA, of the Code, and of regulations issued thereunder, or of any other applicable provisions of federal law.

 Section 11.02. Payments for the Benefit of Payee. In the event that the Employer shall find that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Employer may cause the payments becoming due to such person to be paid to another individual for such person’s benefit, without responsibility on the part of the Employer to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Employer from all liability therefor under the Plan.

 Section 11.03. Non-Alienation of Benefits. The provisions of this paragraph shall apply to the extent permitted by law. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such order is determined to be a “Qualified Domestic Relations Order” as defined in Section 414(p) of the Code. This Plan specifically permits distribution to an alternate payee under a Qualified Domestic Relations Order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined in Section 414(p) of the Code) under the Plan. The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by Qualified Domestic Relations Orders.

 Section 11.04. Employer’s Rights. While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its Employees. The Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time, for any reason or for no reason, with or without notice, and the Employer retains a similar right.

 Section 11.05. Litigation. In order to protect the Fund against depletion as a result of litigation, in the event that any Participant, Employee, Beneficiary, or spouse shall bring a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary, or spouse, or in the event that the Plan or any fiduciary of the Plan shall find it necessary to bring any legal or equitable action against any Participant, Employee, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Employer determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund or be paid by the particular fiduciary, as the case may be.

 Section 11.06. Location of Participant or Beneficiary Unknown. In the event a Participant or Beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or Beneficiary shall be transferred at the earliest possible date to the State of the Participant or Beneficiary’s last known address pursuant to the terms of that State’s abandoned property law or as otherwise required by applicable law. Upon such transfer, the Employer, Plan Administrator and Trustee shall have no further liability for the amount so transferred.

Section 11.07. Written Explanation.
        a) Summary Plan Description. The Plan Administrator shall supply a written explanation, in the form of a summary plan description as contemplated by ERISA, to each Participant, and to each Beneficiary receiving benefits under the Plan, in order to set forth in simple language the terms and conditions of the Plan. Where required by ERISA, amendments to the Plan shall be described in summaries of material modifications supplied to each Participant and each Beneficiary receiving benefits. Provided, however, that such explanation shall not create for any individual rights that are not contemplated by the Plan, and in the event of any conflict of interpretation between such explanation and the Plan, the terms of the Plan always control.

        b) Summary Annual Report. The Plan Administrator also shall supply each Participant and each Beneficiary receiving benefits under the Plan a summary annual report, as contemplated by ERISA.
        c) Statement of Account. The Plan Administrator shall furnish, upon written request, to any Participant (or Beneficiary receiving benefits under the Plan), but not more frequently than once in any twelve month period, a statement based upon the latest available information and showing (1) the Participant’s or Beneficiary’s Account balance, (2) the nonforfeitable percentage for such Account, (3) the number of additional Years of Service, if any, required to obtain a 100% nonforfeitable percentage, and (4) a description of any benefits which are forfeitable if the Participant dies before a certain date.
        d) Separated Participants. The Plan Administrator shall furnish to each Participant who has separated from employment with a nonforfeitable right to all or a portion of his Account a statement showing (1) the Participant’s Account balance, (2) the nonforfeitable percentage, and (3) the first date on which the Participant may elect distribution of the nonforfeitable portion of his Account. Such statement shall be furnished within the time prescribed by Code Section 6057 for filing the registration required by that section.

 Section 11.08. Action by Employer. Unless otherwise provided herein, whenever the Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done by the authority of the Employer’s board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer, or by such officer of the Employer who may, by proper resolution, be duly authorized by the board of directors.

Section 11.09. Construction.

        a) Wherever any words are used herein in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

      b) Headings of Sections and paragraphs of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction hereof.

        c) If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

 Section 11.10. Compliance with Section 16 of the Securities Exchange Act of 1934. Effective May 24, 1994, with respect to Participants subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, promulgated under the Exchange Act, or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan Administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrators.

ARTICLE XII

DEFINITIONS

 Section 12.01. “Account” means the interest of a Participant in the Fund as determined from time to time and as reflected in the records maintained for the Fund. Where appropriate, a Participant’s Account may be divided into separate sub-accounts which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee’s powers. The separate sub-accounts may include an Exempt ESOP Loan Company Stock Account, an Employee Contribution Account, an Other ESOP Employer Contribution Account, an Employer Matching Contribution Account, an Employer Profit Sharing Contribution Account and a Rollover Contribution Account.

 Section 12.02. “Authorized Leave of Absence” means any absence authorized in advance by the Employer under the Employer’s standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

 Section 12.03. “Beneficiary” means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in Article VI.

  Section 12.04. “Break in Service” means a Plan Year (or such other twelve month period as is used under the Plan to measure an individual’s Years of Service) in which an Employee fails to complete more than 500 Hours of Service. Notwithstanding the first sentence of this definition, a Break in Service shall not be deemed to exist if the Employee’s failure to complete more than 500 Hours of Service in the relevant twelve month period is due solely to an Authorized Leave of Absence, and the Employee returns to the employment of the Employer on or before the expiration of such Authorized Leave of Absence. An Authorized Leave of Absence means any absence granted on prior approval of the Employer on the basis of the Employer’s employment policies, which policies shall be applied uniformly to all Employees. A Break in Service shall not be deemed to occur as the result of an individual’s absence from work for maternity or paternity reasons. Such an individual shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which the actual Hours of Service cannot be determined, eight (8) Hours of Service shall be credited for each day of such absence. However, in no event shall an Employee receive credit for Hours of Service under this provision in excess of 501 Hours of Service. An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall be credited in the computation period in which the absence begins if necessary to prevent a Break in Service for that period, or in all other cases, in the following computation period.

 Section 12.05. “Code” means the Internal Revenue Code of 1986, as amended.

Section 12.06. "Company" means Acceptance Insurance Companies Inc.

Section 12.07. "Company Stock" means shares of Common Stock of Acceptance Insurance Companies Inc., meeting the definition of Code Section 409(l).

Section 12.08. “Compensation,” except where otherwise limited, means the Participant’s total of base salary or other wages actually paid, plus overtime, bonuses, and commissions, as reported on IRS Form W-2. In all cases, Compensation also includes any before-tax contributions made to this Plan by the Employer at the election of the Participant through salary reduction, but excludes any other contributions made by the Employer on behalf of the Participant under this Plan or any other fringe benefit program of the Employer. Notwithstanding the foregoing, Compensation as defined herein of any Participant for any Plan Year shall be disregarded for the purposes specified in Income Tax regulations issued under Code Section 401(a)(17) to the extent it exceeds $170,000 in 2000 (or such other cost-of-living adjusted amount as is set by the Secretary of Treasury). For purposes of applying the foregoing limitation to any Participant prior to January 1, 1997, the family aggregation rules of Code Section 414(q)(6) shall apply, except that for this purpose the term “family” shall include only the Participant’s spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the $170,000 limitation (as adjusted) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual’s Compensation, as determined under this section prior to the application of this limitation.

Section 12.09. “Early Retirement Age” for purposes of the ESOP portion of the Plan, means the attainment of age 55.

Section 12.10. "Effective Date" means January 1, 2001, the date of the amendment and restatement of this Plan.

 Section 12.11. “Employee” means any common-law employee of the Employer, except Territory Claims Auditors and Territory Claims Supervisors. Where required by the Code, “Employee” also includes a common-law employee of any other employer required to be aggregated with the Employer under Code Section 414(b), (c), (m), or (o) and any leased employee deemed to be an employee of the Employer (or of another employer that is aggregated with the Employer pursuant to the previous provision) as provided in Code Section 414(n) or (o).

Section 12.12. "Employer" means Acceptance Insurance Companies Inc. and any other Related Entity that complies with the provisions of Section 1.07 of the Plan and whose name appears on the signature page attached hereto.

 Section 12.13. “Employer Matching Contributions” means discretionary matching contributions by the Employer pursuant to Section 3.04 of the Plan.

 Section 12.14. “Employer Profit Sharing Contributions” means discretionary, profit sharing contributions by the Employer pursuant to Section 3.05 of the Plan.

Section 12.15. “ERISA” means the Employee Retirement Income Security Act of 1974.

Section 12.16. “ESOP Company Stock Account” means that portion of a Participant’s Account which is credited with his allocable share of Company Stock either purchased by the Trust or contributed to the Trust.

 Section 12.17. “Exempt Loan” means a loan meeting the requirements of Income Tax Regulation Section 54.4975-7(b)(1)(iii) entered into by the Trustee to purchase Company Stock pursuant to Section 7.01(f) hereof.

 Section 12.18. “5-Percent Owner” means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the Employer or stock possession more than 5 percent of the total combined voting power of all stock of the Employer.

 Section 12.19. “Family Member” means a member of a family as defined in Code Section 414(q)(6) and regulations issued thereunder.

Section 12.20. “Fund” means the trust fund established pursuant to Article VIII and maintained pursuant to the Plan and any trust instrument(s) executed in connection therewith.

Section 12.21. “Highly Compensated Employee” means, with respect to any Plan Year beginning on or after January 1, 1997, each Employee who:

        a) was a 5% owner of the Employer at any time during the Plan Year; or

        b) for the preceding Plan Year, received compensation from an Employer in excess of $80,000 (as adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d)) and was in the group consisting of the top 20% of the Employer’s employees when ranked on the basis of Compensation paid during such Plan Year (without regard to the employees described in Code Section 414(q)(5)).

Section 12.22. "Highly Compensated Participant" means a Participant who is a Highly Compensated Employee.

Section 12.23. "Hour of Service" means:

        1) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable period, credited to the Employee for the computation period during which the duties are performed;

        2) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and
        3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period during which the award, agreement or payment is made.

        Notwithstanding the foregoing, an Employee’s “Hours of Service” shall not include:

        4) hours in excess of 501 Hours of Service under (2) above, or under (3) above with respect to periods described in (2) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

        5) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, irrespective of whether the employment relationship has terminated, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws;

        6) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; and
        7) hours credited under (3) above if such hours are also credited to the Employee under either (1) or (2) above.

Any questions concerning the determination or crediting of Hours of Service under the above definition shall be resolved in accordance with Sections 2530.200b-2(a), (b) and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated herein by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

In lieu of the foregoing, and subject to (a) and (b) below, the Employer may, in its discretion, determine Hours of Service for some or all purposes under the Plan, or for some or all Employees, by crediting to an Employee 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under the regular definition for Hour of Service in the first paragraph of this definition.

        a) Provided, however, that use of the equivalency above shall be subject to the special rules of Sections 2530.200b-3(e)(4) and (6) of the Department of Labor Rules and Regulations for Minimum Standards in the case of any payments to an Employee not made on the basis of units of time, and in the case of periods of time which extend into two computation periods under the Plan, respectively.

        b) Provided further, that Hours of Service shall not be determined under the above equivalency if such determination would result in discrimination prohibited under Code Section 401(a)(4).

 Section 12.24. “Key employee” means each employee or former employee (or Beneficiary of either) who, pursuant to Code Section 416(i), at any time during the Plan Year containing the determination date or during any of the four immediately preceding Plan Years, is:

        a) an officer of the Employer and who has annual compensation in the Plan Year, greater than 50 percent of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

        b) one of the ten employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the calendar year in which the determination date falls;

        c) a 5-Percent Owner of the Employer; or

        d) a 1-Percent Owner of the Employer who has annual compensation from the Employer of more than $150,000.

 Section 12.25. “Named Fiduciary” means a fiduciary with respect to the Plan who is named in the Plan, or who, pursuant to the procedures of the Plan, is identified as a fiduciary by the Employer.

Section 12.26. “Non-Highly Compensated Participant” means a Participant who is neither a Highly-Compensated Participant nor a family member thereof. For purposes of this definition, “family member” shall mean an individual described in Code Section 414(q)(6)(B).

Section 12.27. "Normal Retirement Age" means the attainment of age 65.

 Section 12.28. “Participant” means an Employee who has met the eligibility requirements specified in Article II, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated under the Break in Service rules of Article VII.

Section 12.29. "Plan" means the Acceptance Insurance Companies Inc. 401(k) Tax Deferred Savings Plan, as described herein.

Section 12.30. “Plan Administrator” means the person(s) or organization(s) specifically designated by Article IX as the administrator of the Plan.

Section 12.31. “Plan Year” means the 12-month period commencing on January 1st and ending on the following December 31st.

Section 12.32. “Related Entity” means the Employer and all corporations, partnerships, or sole proprietorships that become affiliated with or under common ownership or control with the Employer within the meaning of Code Section 414(b), (c), or (m).

Section 12.33. “Trustee” means the individuals(s) and/or organization(s) acting as trustee and of the Fund in accordance with any trust instrument(s) executed in connection therewith.

Section 12.34. “Valuation Date” means the last day of each three-month period within each Plan Year and such other dates upon which the Trustee performs a valuation of the Fund (or any portion thereof).

Section 12.35. “Year of Service”, subject to the provisions below, to the provisions of Section 5.05(c) and to the Break in Service rules in Article VII, means each Plan Year in which an individual is credited with 1,000 or more Hours of Service with the Employer.

Provided, however, solely for purposes of determining an individual’s eligibility to participate in the Plan under Article II and his continued participation under the Break in Service rules of Article VII, an individual also shall be deemed to have completed one Year of Service on the one year anniversary of the day on which he first performed an Hour of Service with the Employer if and only if he has been credited with 1,000 or more Hours of Service with the Employer during such one year period. Subsequent eligibility computation periods shall be determined on the basis of the Plan Year.

 Provided further, however, that an individual’s Years of Service also shall include Plan Years, measured on a 1,000 Hours of Service per Plan Year basis, during which such individual:

        i) was employed by the Employer in a category of employees excluded from the Plan;
        ii) was employed by an employer which is a member of a controlled group of corporations (as defined in Code Section 1563(a) without regard to Subsections (a)(4) and (e)(3)(C)) including the Employer, by an employer which is a trade or business under common control (as defined in Code Section 414(b) or (c)) with the Employer, or by an employer which is an affiliated service group (as defined in Code Section 414(m)(2) and (5)) including the Employer;

        iii) was employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer; and
        iv) was employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessor employer, but only if service with such predecessor employer is required to be included in the individual’s Years of Service by regulations under Code Section 414(a)(2).

        Notwithstanding the foregoing rules, in no event shall an individual be credited with more than one Year of Service in any Plan Year or in any other twelve-month computation period.

IN WITNESS WHEREOF, Acceptance Insurance Companies Inc. has caused the Plan to be executed as of this 10th day of January, 2001.

                                                                                                ACCEPTANCE INSURANCE COMPANIES INC.

                                                                                                By: /s/ J. Michael Gottschalk
                                                                                                Its: Chief Administrative Officer